UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

YOUR INTERNET DEFENDER INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176581	30-0687898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverly Oaks Rd., Suite 105, Waltham, MA 02452

(Address of principal executive offices and Zip Code)

(508) 653-3335

(Registrant’s telephone number, including area code)

20 E. Sunrise Highway, Suite 202, Valley Stream, NY 11581

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Cautionary Statement Concerning Forward-Looking Information	3
Explanatory Note	4
Item 1.01 Entry into a Material Definitive Agreement.	5
Item 2.01 Completion of Acquisition or Disposition of Assets.	5
Form 10 Information	9
THE BUSINESS	9
RISK FACTORS	28
SELECTED CONSOLIDATED FINANCIAL INFORMATION	47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
DIRECTORS AND EXECUTIVE OFFICERS	62
Executive Compensation	66
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	71
Legal Proceedings	72
Market Price of and Dividends on Common Equity and Related Stockholder Matters	72
DESCRIPTION OF SECURITIES	74
Indemnification of Directors and Officers	76
Financial Statements	77
Item 3.02 Unregistered Sales of Equity Securities.	78
Item 4.01 Changes in ACCOUNTANTS.	79
Item 5.01 Changes in Control of Registrant.	79
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	80
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR	80
Item 9.01 Financial Statements and Exhibits.	81

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Cautionary Statement Concerning Forward-Looking Information

This Current Report on Form 8-K (the "Report") contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and information relating to Your Internet Defender Inc., a Nevada corporation (the "Company"), that are based on the current beliefs of, and assumptions made by our management and the information currently available to our management. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion," "will" and similar expressions and their variants, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to statements related to our expected business, products, adoption of robotic medical procedures, results of operations, future financial condition, ability to increase our revenues, financing plans and capital requirements, or costs of revenue, expenses, potential tax assets or liabilities, effect of recent accounting pronouncements, cash flows and ability to finance operations from cash flows, and similar matters. These forward-looking statements should be considered in light of various important factors, including, without limitation, the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues, decreases in hospital admissions and actions by payers to limit or manage surgical procedures timing and success of product development and market acceptance of developed products, procedure counts; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities, intellectual property positions and litigation, competition in the medical device industry and in the specific markets of surgery in which we operate, the inability to meet demand for products, the results of legal proceedings to which we are or may become a party, product liability and other litigation claims, adverse publicity regarding our Company and safety of our products and the adequacy of training; our ability to expand in foreign markets; and other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectation and are subject to risks, uncertainties; and assumptions that are difficult to predict, including those risk factors described elsewhere in this filing and particularly in Item 2.01, Form 10 Information, Risk Factors. Our actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to publicly update or release any revisions to these forward-looking statements except as required by law.

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Explanatory Note

Upon the closing of the transactions contemplated by the Securities Exchange and Acquisition Agreement as more fully described below (the "Acquisition"), Your Internet Defender Inc., a Nevada corporation ("Your Internet Defender" or the "Company"), became the parent company of Corindus, Inc., a Delaware corporation ("Corindus"), and Corindus Security Corporation, a Delaware corporation.

We were incorporated as Your Internet Defender Inc. in Nevada on May 4, 2011. Prior to the Acquisition, we were in the business of providing online brand management, focusing on offsite search engine optimization, social media marketing and monitoring, and specialized brand reputation marketing (the "Former Business"). We had developed a range of services, proprietary methodology and systems that enabled companies, professionals and individuals to protect and promote their brands while attracting traffic to their desired web locations. Our search engine optimization, on-line reputation management and social monitoring services were fully operational. In addition, we had developed automated reputation monitoring products and downloadable software to be used directly by our customers.

On August 12, 2014, pursuant to the Securities Exchange and Acquisition Agreement and the transactions contemplated thereby (the "Acquisition"), the stockholders of Corindus sold all of their capital stock in Corindus to us in exchange for 73,360,287 shares of Common Stock of the Company. We also acquired Corindus Security Corporation, a Delaware corporation, pursuant to an Interest Transfer Agreement entered into between Corindus and the Company. Accordingly, Corindus and Corindus Security Corporation became wholly owned subsidiaries of the Company.

At the closing of the Acquisition, pursuant to a Spin-Out Agreement, the assets of the Former Business were transferred to Lisa Grossman, a former director, officer and shareholder of the Company, in exchange for the cancellation of the Grossman Note (as described elsewhere herein).

As a result of the Acquisition, we sold the Former Business and acquired the business of Corindus, a global technology leader in robotic-assisted vascular interventions. Corindus' flagship product, the CorPath® Vascular Robotics System (the "CorPath System," or "CorPath 200 System") brings the precision and accuracy of robotic technology to percutaneous coronary intervention ("PCI") procedures performed in an interventional cath lab and is the first robotic system that offers interventional cardiologists precise procedure and stent control during vascular interventions.

Unless otherwise indicated in this Report, all references herein to "we," "us," "our Company," "our," "Corindus," the "Company," or the "Registrant" refers to Your Internet Defender and the business of Corindus and Corindus Security Corporation, after giving effect to the Acquisition. Unless otherwise indicated in this Report, all references in this Report to the Company’s Board of Directors refers to the Board of Directors of Your Internet Defender which was reconstituted upon the closing of the Acquisition. The business of Your Internet Defender following the Acquisition consists solely of those of our subsidiaries, Corindus and Corindus Security Corporation.

This Current Report contains summaries of material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Securities Exchange and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc.

On August 5, 2014, Your Internet Defender Inc. entered into a Securities Exchange and Acquisition Agreement (the "Acquisition Agreement") with Corindus, Inc. to acquire Corindus and its wholly owned subsidiary, Corindus Security Corporation. The transactions contemplated by the Acquisition Agreement were consummated on August 12, 2014 (the “Closing”), and pursuant to the terms of the Acquisition Agreement, (i) all outstanding shares of common stock of Corindus, $0.01 par value per share (the "Corindus Shares"), were exchanged for shares of the Company's common stock, $0.0001 par value per share (the "Company Common Stock") and (ii) all outstanding options and warrants to purchase Corindus Shares (the "Corindus Options" and "Corindus Warrants," respectively) were each exchanged or replaced with options and warrants to acquire shares of Company Common Stock (the "Company Options" and "Company Warrants") (the foregoing transactions described in clause (i) and (ii), collectively, the "Transaction"). The Company acquired Corindus Security Corporation pursuant to an Interest Transfer Agreement between Corindus and the Company. Accordingly, Corindus and Corindus Security Corporation became wholly owned subsidiaries of the Company. Immediately prior to the consummation of the Transaction, all issued and outstanding shares of Corindus preferred stock were converted into Corindus Shares. The Acquisition Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on August 6, 2014 and is incorporated herein by reference.

Issuance and Exchange of Company Shares for Corindus Shares

At Closing, each Corindus Share outstanding immediately prior to the Closing was exchanged for such number of shares of Company Common Stock (the "Company Shares"), with all fractional shares rounded up to the nearest whole share based on the exchange ratio of 25.00207 Company Shares for each Corindus Share (the "Exchange Ratio"). Accordingly, the Company issued an aggregate of 73,360,287 Company Shares for 100% of the outstanding Corindus Shares.

Issuance and Exchange of Company Options and Company Warrants for Corindus Options and Corindus Warrants; Approval of 2014 Stock Award Plan

At Closing, the Company issued Company Options in exchange for Corindus Options. The Company Options cover a number of Company Shares equal to the product (rounded down to the next whole number of Company Shares) of the number of Corindus Shares underlying each Corindus Option immediately prior to the Closing multiplied by the Exchange Ratio, and have an exercise price per Company Share equal to the per share exercise price of such Corindus Option immediately prior to the Closing divided by the Exchange Ratio. The Company Options continue to vest and become exercisable on the same time-vesting schedule as applied prior to the Closing, based on the Option Holder's continued service to the Company. The Company similarly issued Company Warrants in exchange for Corindus Warrants. Accordingly, the Company reserved 9,035,016 and 5,029,865 Company Shares for issuance upon the exercise of Company Options and Company Warrants, respectively (the "Reserved Shares").

The Corindus Options had been issued pursuant to either the Corindus, Inc. 2006 Umbrella Option Plan (the "2006 Option Plan") or the Corindus, Inc. 2008 Stock Incentive Plan (the "2008 Option Plan"). At Closing, the Company's Board of Directors approved the 2014 Stock Award Plan pursuant to which the Company issued Company Options to replace Corindus Options. The Company's Board of Directors also approved the forms of replacement (i) Employee Stock Option for 2006 Option Holders, (ii) Director Stock Option for 2006 Option Holders, (iii) Employee Stock Option for 2008 Option Holders, (iv) Officer Stock Option for 2008 Option Holders and (v) Director Stock Option for 2008 Option Holders. The above-listed forms of replacement options were filed as exhibits to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and are incorporated herein by reference.

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At Closing, our Board of Directors adopted the 2014 Stock Award Plan as a replacement for the 2006 Option Plan and 2008 Option Plan and under which the Company Options will be issued. The 2014 Stock Award Plan is limited to award issuances which in the aggregate equal 9,035,016 shares, all of which shares will be used for the issuance of the Company Options. The 2014 Stock Award Plan was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and is incorporated herein by reference.

Lock-up Agreements on Company Shares, Company Options and Company Warrants

The former holders of Corindus Shares (the "Corindus Shareholders"), the former holders of Corindus Options issued pursuant to the 2006 Option Plan and the former holders of Corindus Warrants executed lock-up agreements (the "Lock-Up Agreements"), which provide for an initial 12-month lock-up period followed by a subsequent 12-month limited sale period, commencing with the date of Closing. The holders of Corindus Options issued pursuant to the 2008 Option Plan are governed by similar lock-up provisions outlined in the 2014 Stock Award Plan. The form of Lock-Up Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and is incorporated herein by reference.

Spin-Out of the Company's Former Operating Business

At Closing, the Company and Lisa Grossman, a former director, officer and shareholder of the Company, executed a Spin-Out Agreement under which the Former Business was transferred to Mrs. Grossman in exchange for the cancellation of a promissory note issued to her in the principal amount of approximately $248,832 plus accrued interest of $423 (the "Grossman Note") and the assumption by Mrs. Grossman of all liabilities related to the Former Business. Pursuant to the Spin-Out Agreement, the Company transferred to Mrs. Grossman (i) the names "Your Internet Defender Inc." and "Your Internet Defender," (ii) the websites www.YourInternetDefender.com and www.YIDefender.com and (iii) the business operations of the Former Business as existed on the date of Closing, including, but not limited to, any operations on the above-listed websites, but excluding the shares of Corindus and Corindus Security Corporation acquired concurrently by the Company pursuant to the Acquisition Agreement. Immediately after the transfer, the business of Corindus became the sole focus of the Company. The Spin-Out Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Increase in Authorized Shares of the Company and Name Change

After Closing, we filed a Certificate to Accompany Restated or Amended and Restated Articles with the Nevada Secretary of State to change our Company's name to "Corindus Vascular Robotics, Inc." and to increase our authorized capital stock from 151,000,000 shares to 260,000,000 shares (250,000,000 shares of common stock at $0.0001 par value per share and 10,000,000 shares of preferred stock at $0.0001 par value per share). The form of Certificate to Accompany Restated or Amended and Restated Articles is filed as an exhibit to this Report and is incorporated herein by reference.

Repurchase of Outstanding Company Shares

Immediately after Closing, the Company and the majority shareholder and another shareholder of the Company entered into a Repurchase Agreement pursuant to which the two shareholders sold an aggregate of 31,143,700 shares of the Company's Common Stock (the "Repurchase Shares") to the Company at par value (or an aggregate of $3,114). The Repurchase Shares were immediately canceled and returned to the authorized but unissued shares of the Company. The Repurchase Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

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Interest Transfer Agreement to Acquire Corindus Security Corporation

Concurrent with Closing, the Company and Corindus entered into an Interest Transfer Agreement pursuant to which Corindus transferred all of its rights and title to Corindus Security Corporation to the Company and Corindus Security Corporation became a wholly owned subsidiary of the Company. The Interest Transfer Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and is incorporated herein by reference.

Change in Directors and Officers of the Company

At Closing, the former sole director of the Company appointed the Board designees of Corindus to the Company's Board of Directors and, thereafter, resigned. The Company's newly elected Board of Directors immediately appointed the officer designees of Corindus. Identification of our directors and officers, including biographical information on each of them, is included elsewhere in this Report.

Equity Infusion of $2 Million

Immediately after Closing and in conjunction with the Transaction, the Company and a private investor (the "Private Investor") closed a Stock Purchase Agreement pursuant to which the Private Investor purchased one million shares of the Company's Common Stock at a purchase price of $2.00 per share (the "Equity Infusion Shares"). The Private Investor was granted piggyback registration rights with regard to the Equity Infusion Shares pursuant to a Registration Rights Agreement. The form of the Stock Purchase Agreement and the Private Investor Registration Rights Agreement were filed as exhibits to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and are incorporated herein by reference.

Demand Registration Rights Agreement

Immediately after Closing and in conjunction with the Transaction, the Company entered into a Demand Registration Rights Agreement with each of Koninklijke Philips N.V., HealthCor Partners Fund LP, HealthCor Hybrid Offshore Master Fund, L.P., HealthCor Partners Fund II, LP and 20/20 Capital III LLC, which together own an aggregate of approximately 72.58% of the outstanding shares of the Company's Common Stock upon the Closing, in order to grant such shareholders registration rights with respect to their ownership of Company Shares. Under the Demand Registration Rights Agreement, the shareholders were granted demand, piggyback and Form S-3 registration rights pursuant to terms therein, exercisable following the required one-year anniversary of Closing and subject to the terms of the Lock-Up Agreements. Pursuant to the Demand Registration Rights Agreement, the Company is required to use its reasonable best efforts to register Company Shares that are subject to a demand notice within sixty days of such demand. The Registration Rights Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Aggregate Beneficial Ownership of the Company's Common Stock After the Transaction

Prior to the Closing, the former Corindus Shareholders owned zero shares of the Company's capital stock and there were no material relationships between the management of Corindus and the management of the Company. After the Closing, the aggregate beneficial ownership of the Company's outstanding shares of Common Stock on a fully diluted basis is as follows:

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•	The former Corindus Shareholders, Option holders and Warrant holders who exchanged their Corindus Shares, Corindus Options and Corindus Warrants in connection with the Acquisition acquired an aggregate ownership of approximately 80% of the issued and outstanding shares of Common Stock of the Company; and
•	Shareholders beneficially owning 100% of the shares of the Company's Common Stock immediately prior to the consummation of the Acquisition were diluted to an aggregate ownership of approximately 20% of the issued and outstanding shares of Common Stock of the Company.

After giving effect to the issuance of the Company Shares and Equity Infusion Shares, and the cancellation of the Repurchase Shares, the number of shares of Company Common Stock issued and outstanding is 95,216,587, of which the Corindus shareholders own approximately 77%. After giving effect to the issuance of the Company Shares, Equity Infusion Shares and Reserved Shares, and the cancellation of the Repurchase Shares, the number of shares of Company Common Stock issued and outstanding will be 109,281,468 on a fully diluted basis, of which the Corindus shareholders own approximately 80%.

The foregoing description is a summary of the material terms of the Acquisition Agreement and is not intended to modify or supplement any factual disclosures about the Company or Corindus in any public reports filed by the Company with the Commission. The representations, warranties, and covenants contained in the Acquisition Agreement were made only for purposes of the Acquisition Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Acquisition Agreement, and are subject to limitations agreed upon by the parties to the Acquisition Agreement, including being qualified by confidential disclosure schedules provided by the Company and Corindus in connection with the execution of the Acquisition Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement have been made for the purposes of allocating risk between the parties to the Acquisition Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Acquisition Agreement may not constitute the actual state of facts about the Company or Corindus. The representations and warranties set forth in the Acquisition Agreement may also be subject to a contractual standard of materiality different from the actual state of facts or the actual condition of the Company or Corindus or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

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Form 10 Information

THE BUSINESS

Corporate Overview and History of Your Internet Defender Inc.

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011. On August 12, 2014, we closed the Acquisition Agreement to acquire Corindus and Corindus Security Corporation as wholly owned subsidiaries. Immediately following the Closing, the business of Corindus became our sole focus. Unless otherwise stated or unless the context otherwise requires, the description of our business set forth below is provided on a combined basis, taking into account our newly-acquired wholly owned subsidiaries, Corindus and Corindus Security Corporation.

Corporate Overview and History of Corindus

Corindus was founded in Israel in April 2002 under the name NaviCath Ltd., opened a U.S. subsidiary in 2005 and later changed its name to Corindus, Inc. Subsequently, the Israel and U.S. operations were combined into the one U.S. entity. We developed initial robotic systems for evaluation in 2006. In 2011, we received CE Mark clearance and conducted the PRECISE trial (as more fully described below), after which we received 510(k) clearance from the U.S. Food and Drug Administration ("FDA") for marketing the CorPath© System, a Class II device, in July 2012. The CorPath System is the only FDA-cleared vascular robotic system for percutaneous coronary intervention enabling precise sub-millimeter measurement and 1mm advancement. By optimizing stent selection (a stent is a mesh-like tube that holds open an artery) and positioning, the CorPath System provides the tools to use the fewest stents per lesion, which has been shown to improve procedural outcomes. We currently have installed 18 CorPath Systems in the U.S. and two outside of the U.S.

We have not been involved in any bankruptcy, receivership or any similar proceeding, and except for the subject Acquisition set forth herein, have not had or been a party to any material reclassifications, mergers or consolidations since inception.

Our primary SIC is 3841-Surgical and Medical Instruments and Apparatus. Our primary NAICS is 339112 – Surgical and Medical Instrument Manufacturing.

Certain statistical information included in this Business section was obtained from third-party sources and is referenced in the numerical footnotes.

PCI History and Development; Occupational Hazards of Catheterization Labs

Percutaneous coronary intervention ("PCI"), sometimes known as coronary angioplasty, is a non-surgical technique used to open narrowed arteries that supply the heart muscle with blood. PCI requires the use of the cardiac catheterization suite (sometimes called a cath lab) with special equipment, x-ray capability and trained personnel. Usually access to the heart and major blood vessels is obtained through the femoral artery in the groin area. The artery is punctured through the skin with a special needle. Under x-ray guidance, a catheter is threaded through the femoral artery up to the aorta (large artery from the heart) and then gently advanced into the blocked coronary artery. The catheter and its devices are threaded through the inside of the artery back into an area of coronary artery narrowing or blockage. At the leading tip of this catheter, several different devices such as a balloon, stent, or cutting device can be deployed. A balloon is used to open the coronary artery and restore blood flow. Usually a stent (a mesh-like tube that holds open the artery) is placed at that time to maintain good blood flow through the damaged area.

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PCI is the single highest volume vascular intervention with more than 2.5 million procedures performed on a global basis annually.5 PCI can be used to relieve or reduce angina, prevent heart attacks and alleviate congestive heart failure, and allows some patients to avoid open heart surgery which often involves extensive surgery and a long rehabilitation period.

The first PCI procedure, then known as percutaneous transluminal coronary angioplasty, was performed in Zurich in September 1977 by Andreas Gruentzig, a Swiss radiologist. Those early procedures had limited success due to risks associated with the use of large guide catheters that could easily rupture the vessel, the fact that there were no guidewires and the balloon catheters were large with low burst pressure points. From 1977 to 1986, guide catheters, guidewires and balloon catheter technology were improved, with slimmer profiles and increased tolerance to higher inflation pressure. Stents, first introduced in 1986, are now used in most coronary interventions, have substantially increased procedural safety and success reducing the need for emergency coronary artery bypass surgery.

While there has been significant innovation in the devices and diagnostic tools used in interventional cardiology procedures, the way the manual procedures are performed by physicians have remained virtually unchanged since the first procedure by Dr. Gruentzig. In order to perform the procedure, a physician stands at a cath lab table wearing cumbersome and heavy protective apparel containing lead to block penetration and, therefore combat the effects of the radiation exposure from x-rays. Already under bodily strain, the physician must make constant adjustments to view x-ray images that help him manually manipulate the interventional devices inside the patient's heart. In addition to these physical demands, physicians also have difficulty visualizing and estimating the length of the lesion that requires treatment which often leads to improper device selection and placement accuracy.

Interventional cardiologists who perform vascular interventional procedures face life threatening risks, suffer significant occupational hazards and must overcome procedural challenges when performing traditional coronary interventions. The chronic radiation exposure associated with traditional PCI can cause posterior lens opacities, early cataracts and cancer malignancies. Orthopedic injuries from standing for long periods of time while wearing heavy radiation protection are also common, as are chronic pain complaints and missed physician workdays. In light of these risks, professional societies have called for reductions in radiation to improve catheterization laboratory safety.

Research shows that interventional cardiologists experience the highest amounts of radiation exposure of any medical professional,1 in addition to the increased risks for cancer, cataracts and orthopedic strain. In a study of 36 physicians (of which 28 were interventional cardiologists), with brain tumors potentially linked to radiation exposure over their career, 86% were left-sided tumors, indicating a correlation with the physician's position at the cath lab table.2Additionally, in a survey of interventional cardiologists conducted by the Society for Cardiovascular Angiography and Interventions, 42% reported spine problems (avg. population is 2.3%), 28% reported hip, knee or ankle problems and 33% were limited in their practices by these problems.3 Many hospitals will not allow female interventional cardiologist to practice during pregnancy while others require them to wear lead protective gear with twice the typical thickness to protect from radiation exposure.

[1]	Buchanan, GL et al; Women In Innovation Group. (2012). The occupational effects of interventional cardiology: results from the WIN for Safety survey. EuroIntervention. 2012 Oct; 8(6):658-63.
[2]	Roguin A. Radiation hazards to interventional cardiologists: A report on increased brain tumors among physicians working in the cath lab. SOLACI 2014 conference presentation; April 23, 2014; Buenos Aires, Argentina.
[3]	Goldstein JA, Balter S, Cowley M et al. Occupational hazards of interventional cardiologists: prevalence of orthopedic health problems in contemporary practice. Catheter Cardiovasc Interv 2004; 63:407-211.

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We believe that the future of interventional procedures will be greatly improved through the use of advanced robotic tools that provide (i) enhanced safety for the catheterization lab staff relative to radiation exposure, (ii) improved patient procedures through advanced precision, dexterity and visualization for the physician and (iii) and an economically compelling solution for the hospital. As a medical device company, we are pioneering the use of precision vascular robotics to improve the way that minimally vascular interventions are performed.

Our Precision Robotics System

We design, manufacture and sell CorPath precision vascular robotic-assisted systems for use in interventional vascular procedures. Our first and current product, the CorPath 200 System, brings the precision and accuracy of the only FDA-cleared vascular robotic system to facilitate stent placement for PCI procedures performed in an interventional cath lab in which the physician uses a control panel console located within an interventional cockpit to measure, manipulate, and advance devices with robotic precision. While we are initially approved for and are targeting PCI procedures, our technology platform has the capability to be developed to address many segments of the vascular market in the future, including peripheral vascular, carotid, neuro and other more complex cardiac interventions such as structural heart.

The CorPath System enables the precise, robotic-assisted control of coronary guidewires and balloon/stent devices from the safety of a radiation-protected, interventional cockpit. The CorPath System consists of two components: a bedside unit and an interventional cockpit. The radiation-shielded cockpit features a simple-to-use control console to precisely control the movement of guidewires and balloon/stent catheters. Using joysticks and touch-screen controls, the physician is able to measure lengths of portions of anatomy to help in selecting the appropriate stent. The bedside unit translates the physician's commands into precise movements and manipulations of the coronary stents and catheters. The bedside unit also utilizes a CorPath single-use sterile cassette. The cassette provides a sterile interface with standard PCI guidewires and devices. Because it is sterile and has a limited useful life, the cassette is only used once for each procedure and it replaced for each new patient procedure. With the CorPath System, physicians are empowered by precise sub-millimeter measurement and 1mm advancement accuracy. By optimizing stent selection and positioning, the CorPath System allows for the deliberate advancement of devices, gives physicians the ability to lock the guidewire and balloon/stent in place during device deployment and helps to ensure that there are no unintended wire/device movements during the procedure.

The CorPath 200 System allows the interventional cardiologist to perform the procedure while comfortably seated in a radiation protected cockpit just a few feet away from the patient. Our radiation shielded work station provides a reduction in radiation exposure for the primary operator as compared to levels found at the traditional table position for manual procedures. The PRECISE trial demonstrated a 95% reduction in radiation exposure to the primary operator. The cockpit allows the physician to control the procedure while seated in an ergonomic and comfortable position outside of the radiation field without the need for heavy protective wear. The cockpit also provides physicians with up close visualization of the procedure through the use of three monitors. These improvements can greatly reduce physician fatigue and could potentially extend a physician's medical career. A photo of the CorPath 200 System appears on the following page.

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The CorPath 200 System

Overview of Industry and Market

Vascular Market

We developed vascular robotic technology to provide physicians with protection from the occupational hazards of the cath lab and to provide robotic precision while executing vascular procedures. Our initial indication is for PCI procedures; however, our technology can be applied to various vascular clinical applications and markets and we may decide to expand to include the peripheral, neuro and structural heart markets in the future.

Coronary Market (PCI)

Our current target market is all cardiac cath labs in the U.S. It is estimated that there are more than 3,250 cath lab rooms in the U.S. performing PCI procedures, which we estimate represents 40% of the global market of more than 8,000 PCI cath lab rooms.4 There are over 2 million PCI procedures performed worldwide each year and approximately 940,000 performed each year in the U.S.5

Peripheral Vascular Market

Approximately 1.7 million peripheral vascular procedures are performed worldwide (approximately 40% of those in the U.S.) and the annual procedure volumes are expected to grow to over 2.3 million procedures worldwide by 2018.6 While some peripheral procedures are conducted in cath labs that also conduct PCI procedures, it is estimated that there are over 3,500 non-PCI peripheral vascular labs worldwide7 which represents incremental CorPath System placement opportunities beyond PCI.

[4]	2013 Cardiac Cath Lab Market Summary Report, IMV Medical information Division.
[5]	Market Model, Interventional Cardiology, J.P. Morgan 2/11/14.
[6]	2013 US Markets for Peripheral Vascular Devices; Millennium Research Group.
[7]	2012 Interventional Angiography Lab Market Summary Report, November 2012, IMV Medical information Division.

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Neurointerventional Market

It is estimated that 395,000 neurointerventional procedures are performed each year; 160,000 in the U.S. and 235,000 internationally, growing to an estimated 720,000 procedures in 2018.[8] The number of incremental, dedicated system sales opportunities based on number of labs is over 400 labs with 40% in the U.S. and 60% outside the U.S.

Structural Heart Market

The number of structural heart procedures has been growing and is expected to continue to grow significantly with an estimated 40,000 worldwide procedures annually (25% U.S., 75% outside the U.S.) growing to 120,000 annual structural heart procedures by the year 2018.9

Our Business Model

Our business model involves the sale of a durable robotic system and a repeat consumable. We first sell a new CorPath System to a hospital and then provide customer support through training and sales of our CorPath single-use cassette which provides a sterile interface with standard PCI guidewires and devices. The CorPath cassette is consumed and replaced for each new patient procedure. We sell service contracts providing various levels of ongoing service from basic annual maintenance to a premium service package that includes marketing materials and product upgrades. Over time, we will have follow-on sales related to the CorPath System to offer and install robotic system upgrades that offer more features and/or offer new applications.

Our current product line is marketed and sold by our direct sales force team who call on interventional cardiologists, catheterization lab departments and executive administrators in hospitals across the United States. To drive sales of our CorPath System and our CorPath single-use sterile cassette, we employ two different types of sales representatives in the field. Our Regional Sales Managers ("RSMs") focus on selling CorPath Systems and our Clinical Account Managers ("CAMs") focus on clinical training and selling the CorPath cassettes and associated disposable accessories.

The RSMs are responsible for identifying potential customers for purchasing CorPath Systems in the more than 3,250 cath lab rooms performing PCI in the U.S. The RSMs may sell the CorPath System as a capital sale or through third party financed leasing or rental programs. We have also provided a limited number of strategic CorPath utilization agreements. The RSMs are also responsible for selling service contracts for the CorPath System. The RSMs report directly to our Vice President of Sales and Service and have experience in sales to interventional cath labs. The RSMs are supported by our marketing department who provide them with leads and sales opportunities garnered through direct marketing activities at interventional cardiology conferences, online webinars, regional seminars and trade journal advertising. Our marketing department also provides the RSMs with the sales tools and collaterals to help persuasively convey the value proposition of the CorPath System.

Our CAMs focus their efforts on selling our CorPath single-use sterile cassettes and other associated disposable accessories designed to maintain a sterile environment when using our products in a cath lab. They are responsible for increasing their account sales through new orders and repeat consumable sales within their specific account responsibility. The CAMs build deep relationships throughout the CorPath installed base accounts including the interventional cardiologists, the cath lab technologists, nurses, cath lab directors, schedulers, purchasing and administration. They are responsible for ongoing training and development of the account to build a successful CorPath robotic program and expand the usage across physicians in the department. The CAMs are also responsible for ensuring purchase orders are obtained and that appropriate inventory levels are maintained on site.

[8]	U.S. Markets for Neurosurgical and Neurointerventional Surgical Products, Medtech Insight 2011.
[9]	Mylotte D. et al, Transcatheter aortic valve replacement in Europe: Adoption trends and factors influencing device utilization. J Am Coll Cardol 2013; 62(3):210-219.

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Driving Utilization of the CorPath System

Following the initial sale of a CorPath System to a hospital, we endeavor to expand the number of physicians who use the system and the frequency with which they use it. Dedicated sales and marketing efforts are made to support the awareness and use of the CorPath System. Utilization support comes from both supporting and encouraging use of the system within customer accounts as well as support efforts to reach general cardiologists and patients to educate them on the availability of the CorPath System at the customer site and in their geographical area.

The CorPath System uses a proprietary single-use sterile cassette, which is the source of recurring revenue as use of the CorPath System continues and increases. After a CorPath System is installed and initial training is complete, we provide ongoing support in order to increase customers' familiarity with system features and benefits with the goal of increasing usage of the CorPath System.

Service Revenue

One year of customer support and warranty is included with the sale of each CorPath System. Thereafter, we sell our Basic Continuity Support and Comprehensive Continuity Support service contracts under which we continue to provide support. We anticipate that service beyond the basic warranty will become an increasingly important additional source of revenue.

A key value-add that is included in our Comprehensive Continuity Support plan is product non-obsolescence for the first two years after purchase of a CorPath System.

Our Growth Strategy

Our goal is to become the standard of care for interventional procedures by providing unsurpassed protection for the cath lab staff and being the leading precision robotic technology for patient procedures. We are working with selected customers around the country to establish CorPath System show site agreements. These show site agreements will allow us to bring prospective customers to visit a hospital and cath lab that has previously installed a CorPath System. This show site customer will then be able to showcase the CorPath System to the visitor. The site visit will allow the prospective customer the opportunity to see the system installed and in use. It will also provide the opportunity to discuss the benefits of the system with the hospital staff including interventional cardiologists, technologists and administrators and view the work flow of the system in real life clinical setting. We have conducted show site visits at several sites around the country and will continue to expand in the future. Customer show site agreements will enable our RSMs to host prospective customers to a nearby site for them to see a CorPath System in action and to ask questions regarding the operation and workflow of the CorPath System in their facility.

We intend to establish our Company and technology as the brand that cares about the physician and cath lab staff by leading the industry in providing solutions to address their occupational hazards. Through promoting safety and providing awareness of occupation hazards in the cath lab and supporting education about solutions, we will become the preferred source for customers seeking to improve the safety of their operations.

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A second prong of our growth strategy is to expand into new clinical segments. In addition to the CorPath System being the premier standard for PCI procedures, we intend to pursue additional vascular interventional applications for our vascular robotic-assisted technology. Our closest adjacent opportunity is for use in peripheral vascular procedures performed by interventional cardiologists, vascular surgeons and interventional radiologists. These procedures treat vascular disease in non-coronary areas like the patient's legs; these procedures are often quite lengthy and they expose physicians to x-ray radiation for extended periods of time. The peripheral vascular procedure market has been growing rapidly and is projected to grow at a CAGR of 5.9%.10

Further expansion into neuro-interventional procedures to treat stroke, brain aneurysms and other diseases of the head and neck would allow us to leverage precision robotic-assisted tools into these highly accurate procedures which are very well reimbursed.

Another area of future growth is the emerging market of structural heart procedures. This market segment is experiencing rapid growth due to the advent of new catheter-delivered medical devices that are replacing open surgical procedures. One of the most prominent new devices in this market is the transcatheter aortic valve. The transcatheter aortic valve replacement ("TAVR") procedure requires very complex integration of a variety of imaging modalities and precise deployment of the device. Our interventional cockpit and robotic-assisted control could provide significant benefits to the execution of TAVR procedures.

Any of these potential applications will require additional clinical trials and various levels of research, engineering, software development, product development, system modifications and regulatory approvals.

The final point of our growth strategy is to expand commercialization beyond the U.S. marketplace. Opportunities outside of the U.S. ("OUS") represent over 60% of the global procedure volume which is growing at a rate faster than the U.S. market. 5 We intend to expand into and penetrate these new geographical OUS markets over time by leveraging our product development, clinical research and regulatory approvals gained in the U.S. Our initial OUS target markets include the Middle East, Northern Europe and Japan. Our current CE Mark for the CorPath 200 System will permit an easier entry into European and Middle East markets. The Japanese market will require specific regulatory approval.

Research and Development

We have built a leading research and development ("R&D") team comprised of experienced medical device engineers and robotics engineers dedicated to the development of sophisticated robotic systems including hardware, software, algorithms, and radiation shielding and sterile devices to assist physicians in the performance of interventional procedures. Our R&D investment will continue to expand the capabilities of our technology to provide more robotic-assisted capabilities for interventional physicians. Additional programs include the expansion into new clinical areas such as peripheral vascular, neuro and structural heart procedures and the ability to manipulate a wider range of devices.

In addition to expanding the capabilities of the CorPath System, we will continue to invest in the design of system manufacturability improvements which will result in a smaller and lower cost system and cassette. The engineering function will use Design for Manufacturability and Assembly ("DFMA") processes to optimize costs. DFMA is the combination of two methodologies; Design for Manufacture, which means the design for ease of manufacture of the parts that will form a product, and Design for Assembly, which means the design of the product for ease of assembly. DFMA is used as the basis for concurrent engineering studies to provide guidance to the design team in simplifying the product structure to reduce manufacturing and assembly costs and to quantify improvements. DFMA is a component of lean manufacturing.

[10]	iData Research Report: "US Markets for Peripheral Vascular Devices and Accessories, Oct 2013."

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Clinical Trials

We are dedicated to continually advancing robotic-assisted PCI through the publication of clinical data supporting the CorPath System’s value and applicability. We are working with several leading institutions to conduct clinical research activities to further collect evidence regarding the applicability and benefits of robotics PCI. Corindus, in collaboration with prominent interventional cardiologists, is committed to building evidence for the benefits of robotic-assisted PCI, as demonstrated by the depth and breadth of our reports, publications and presentations. We will continue to pursue opportunities to develop further evidence for the benefits the CorPath System in practice. The CorPath System is the first and only robotic program specifically designed for interventional cardiologists. An important component to making sure that the CorPath System becomes the standard of care in the cath lab is to capture the clinical experience to demonstrate the clinical benefits and applicability of the CorPath System and the advancement of robotic-assisted procedures.

First in Man Trial

In April 2011, First in Man Trial for the CorPath Robotic-assisted PCI System was published in the Journal of the American College of Cardiologists. This clinical study enrolled eight patients with coronary artery disease who required a PCI procedure at the Corbic Research Institute in Envigado, Colombia. All patients were treated for a single de novo coronary lesion up to 25mm in length located in a vessel 2.5-4.0mm in diameter. The procedure was successfully completed in all 8 patients utilizing the CorPath System to advance coronary guidewires and perform the intervention; there were no reported device or procedure-related complications or major adverse cardiac events. Operator radiation exposure was 97% lower with the use of the CorPath System in comparison with levels found at the standard table position.

CorPath PRECISE Study

We sponsored the CorPath Percutaneous Robotically-Enhanced Coronary Intervention Study (the "PRECISE Study") aimed to evaluate the safety and effectiveness of the clinical and technical performance of the CorPath System in the delivery and manipulation of coronary guidewires and stent/balloon devices for use in PCI procedures. We sponsored the PRECISE Study under Investigational Device Exemption ("IDE") approval from the FDA to obtain 510(k) clearance. The PRECISE Study was a prospective, single-arm, multi-center, non-randomized study of the CorPath System. We enrolled 164 patients who were evaluated at 9 clinical sites (8 in the U.S.). The PRECISE Study was conducted under Principal Investigators, Dr. Giora Weisz, MD Associate Professor of Medicine at Columbia University Medical Center and Chairman of Cardiology, Shaare Zedek Medical Center, Jerusalem, Israel, and Dr. Joseph Carrozza, Chief of Cardiovascular Medicine at St. Elizabeth's Medical Center in Boston. Physicians participating in the study did not receive any direct financial compensation.

Results of the PRECISE Study were published in the April 2013 issue of the Journal of the American College of Cardiology and reported a successful PCI completion with use of the CorPath System in 162 of the 164 cases. In the two outstanding cases, the interventionalist left the CorPath cockpit to complete the procedure manually, resulting in an incomplete use of the CorPath System, but clinically successful procedures. The average radiation exposure to the cardiovascular interventionalist decreased by 95.2%, in contrast to levels reported during standard interventions. The overall rate of clinical procedural success was 97.6% with 100% of patients achieving post-procedure stenosis of less than 30% (as evaluated by a Core Laboratory) and 97.6% of patients had an absence of Major Adverse Cardiac Events ("MACE") (and only enzyme elevation). There were no device related complications.

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CorPath PRECISION Registry

We recently launched the PRECISION registry, a multicenter post-market registry for the evaluation of the CorPath System's effectiveness in PCI procedures. PRECISION aims to collect data on the regular use of the CorPath System. We are interested in learning about the patterns of the CorPath System's use, safety, and effectiveness from an all-comers' perspective. The PRECISION registry is being conducted under the leadership of Dr. Weisz. There are currently nine sites participating in the PRECISION registry. Each site achieves approval to participate in the PRECISION registry from their hospital Internal Review Board as part of their regular clinical research approval process. We plan to continue to add new sites, which are capable of clinical research, to the PRECISION registry. Data for the registry is consented, collected and monitored through industry standard clinical research procedures.

Our Current Product Line

Our flagship and current product, the CorPath 200 System, brings the precision and accuracy of robotic technology to PCI procedures performed in an interventional cath lab. The CorPath 200 System is intended for use in the remote delivery and manipulation of coronary guidewires and rapid exchange balloon/stent catheters during PCI procedures. There is no contraindication for the use of the product in PCI procedures.

The CorPath System enables the precise, robotic-assisted control of coronary guidewires and balloon/stent devices from the safety of a radiation-protected, ergonomic interventional cockpit. The CorPath System consists of two components: a bedside unit and an interventional cockpit. The radiation-shielded cockpit features a simple-to-use control console to precisely control the movement of guidewires and balloon/stent catheters. The bedside unit translates the physician's commands into precise movements and manipulations of the coronary stents and catheters contained in a single-use cassette. The cassette provides a sterile interface with standard PCI guidewires and devices and is replaced for each new patient procedure.

In July 2012, we received 510(k) clearance for the CorPath system and initiated a limited commercial launch in the U.S. While we are initially targeting PCI procedures, our open platform technology is capable of addressing all segments of the vascular market, including peripheral, carotid, neuro and other more complex cardiac interventions such as structural heart (subject to securing appropriate regulatory approvals).

Products in Development

Our product pipeline is tailored to maximize penetration and adoption of our CorPath System technology while providing the best clinical outcomes to our customers and their patients. Our vision for the future is to provide physicians with a complete tool box to robotically perform any interventional procedure desired. We are seeking to expand our penetration within PCI to more complex cases while penetrating other markets and indications such as peripheral, neuro, and structural heart. As we see robotics as the center of the lab, we will continue to integrate other technologies into our robotic system to enable a complete solution for physicians. In order to accomplish this goal, we may investigate proprietary devices, imaging integration and Electronic Medical Record integration while continuing to optimize the workflow in the lab and the remote program we have launched.

Installed CorPath Systems and Backlog

There are currently 18 CorPath Systems installed at health care facilities across the U.S. and two installed at international locations. Physicians and their teams in these locations have received training and procedures are currently being performed. Currently these sites have between one to three primary physician CorPath users. CAMs visit installed sites regularly to support current users and also to expand usage to new targeted users.

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We currently have a backlog of four system orders which we expect to fill by the end of 2015. Our backlog is supported by signed purchase orders to Corindus or our distributors.

Intellectual Property

Our success depends, in part, on our ability to obtain patents, maintain trade secret protection, and operate without infringing the proprietary rights of others. Our intellectual property ("IP") portfolio is one of the means by which we attempt to protect our competitive position. We rely primarily on a combination of know-how, trade secrets, patents, trademarks, and contractual restrictions to protect our products and to maintain our competitive position. We are diligently seeking ways to protect our intellectual property through various legal mechanisms in relevant jurisdictions.

Our researchers and engineers work closely to protect their inventions and intellectual property with patents issued around the world. We currently have 35 granted patents and 55 pending new patent applications. We have a very strong intellectual property portfolio and continue to invest in product development and new IP to further enhance the capabilities of the CorPath System for PCI and other vascular applications. Relative to our current and future portfolio, we believe it will be technically costly and difficult to reverse engineer our products.

We hold three U.S. trademark registrations and have two pending trademark applications. Issuance of a federally registered trademark creates a rebuttable presumption of ownership of the mark; however, it is subject to challenge by others claiming first use in the mark in some or all of the areas in which it is used. Federally registered trademarks have a perpetual life as long as they are maintained and renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the trademarks if they claim priority or confusion of usage. We believe our patents and trademarks are valuable and provide us certain benefits in marketing our products.

We intend to actively protect our intellectual property with patents, trademarks, trade secrets, or other legal avenues for the protection of intellectual property. We intend to aggressively prosecute, enforce, and defend our patents, trademarks, and proprietary technology. The loss, by expiration or otherwise, of any one patent may have a material effect on our business. Defense and enforcement of our intellectual property rights can be expensive and time consuming, even if the outcome is favorable to us. It is possible that the patents issued or licensed to us will be successfully challenged, that a court may find that we are infringing on validly issued patents of third parties, or that we may have to alter or discontinue the development of our products or pay licensing fees to take into account patent rights of third parties.

Sales and Marketing

We market, sell and support our products in the U.S. through our direct sales force of RSMs with support from our CAMs who provide training and clinical support to our customers. Our direct sales force is the primary distribution channel for CorPath System sales.

We have a direct sales force, clinical sales and support team, and headquarters-based marketing team. Our sales and marketing program includes two important steps: selling CorPath Systems to the customer and then leveraging our installed base of systems to drive recurring sales of cassettes and service.

Sales targeting is based on segmentation to identify customers who are likely to purchase and utilize the CorPath System and customers who are likely to be influencers in their region which will help fuel further growth. We believe customers who are likely to purchase our product meet a critical criteria profile including: (i) an awareness of the dangers faced by interventional cardiologists due to radiation in the cath lab, (ii) a practice volume large enough to economically support the CorPath System, (iii) hospital financial health that allows for the capital or operational expenditure for a CorPath System and (iv) regional competitiveness that demands the implementation of new technology.

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Our sales effort begins with the interest of an influential physician; therefore, our marketing efforts are primarily directed toward interventional cardiologists. Our primary marketing objective is to raise awareness about the CorPath System and its features and benefits among our target customers.

Marketing awareness activities target two strategies:

1)	General awareness – build knowledge and understanding of the value that the CorPath System brings to the cardiology community, focused initially on awareness from interventional cardiologists; and

2)	Targeted awareness – using data analysis to identify a target segment of customers (hospitals and physicians) for additional marketing and sales focus.

Physician Benefits

The cath lab is a hazardous work environment where interventional cardiologists are exposed to radiation on a daily basis. Physicians face two significant risks in the cath lab: radiation exposure and orthopedic strain due to wearing heavy lead aprons while working in ergonomically compromising positions. Our CorPath System can limit both of these risks as evidenced by the results from our PRECISE Study which demonstrated a 97% reduction in exposure to radiation obviating the need to wear lead during the procedure. Wearing more than 20 pounds of lead while leaning over a patient table leads to interventionalist disc disease as well as reported increases in knee, hip, and neck injuries to interventionalists.

Clinical Benefits for Patients

Although more than 940,000 PCI procedures are performed annually in the U.S. 5 interventionalists continue to face challenges of poorly selected and/or misplaced stents. Currently, PCI procedures are performed by interventional cardiologists who use their experience to approximate lesion length using an eyeball measurement technique and tactile feel to position the stent. Published data from the Impact of Stent Deployment Procedural Factors on Long-Term Effectiveness and Safety of Sirolimus-Eluting Stents (STLLR) trial shows that nearly 50% of coronary stent placements are not accurately positioned within the lesion using this technique.11 The clinical impact of longitudinal geographic miss includes complications such as re-occlusion requiring repeat intervention. The CorPath System presents a new option to interventional cardiologists enabling them to optimize clinical outcomes by providing technology that allows enhanced visualization, precise anatomical measurement and improved control for optimal stent positioning. Using the CorPath System, physicians can (i) consistently measure the anatomy with sub-millimeter accuracy, helping them to choose the correct stent for each patient, (ii) move the guidewire straight into the vessel at the proper angle leading to a shortened procedure for the patient, (iii) view an enhanced, close-up view of the patient's vessels and arteries for the entire procedure and (iv) lock the guidewire and balloon/stent in place during device deployment ensuring no unintended wire/device movements during the procedure which could adversely affect the patient.

[11]	Costa M., et al. (2008). Impact of Stent Deployment Procedural Factors on Long-Term Effectiveness and Safety of Sirolimus- Eluting Stents (Final Results of the Multicenter Prospective STLLR Trial). Am J Cardiol, 2008;101(12):1704-11.

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Hospital Benefits

Hospitals face increasing pressure to maintain or grow cath lab procedure volumes. By offering a differentiated service, such as robotic-assisted PCI, we can help a facility grow its business. As demonstrated with robotic surgery, hospitals that adopt and promote the technology can benefit in the form of additional patients and procedures.

Target Customers

The Interventional Cardiologist

The physician is a key decision maker in the evaluation and adoption of new technologies in the interventional cath lab. There are approximately 5,200 active interventional cardiologists in the United States12 who perform more than 940,000 PCI procedures per year. Interventional cardiologists tend to incorporate technology into their practice and are very focused on products that improve patient care and/or clinical outcomes. Additionally, interventional cardiologists face unique risk from their work environment as they face the largest exposure to radiation of any medical professionals. To offset this risk, they wear heavy lead protection which exposes them to higher than average orthopedic injuries and pain. As such, physician messaging will focus on the ability of robotic-assisted PCI to improve procedures that can lead to better clinical outcomes and the protection from radiation and orthopedic issues.

The CorPath System allows physicians to measure anatomy with sub-millimeter accuracy and manipulate the interventional device in 1mm increments and with precise 30-degree rotational movements. The capability to accurately control and deliver treatment, using a wire and stent of their choice, allows physicians to optimize their PCI procedures and potentially provide better clinical outcomes for their patients. Specifically, the additional precision can potentially minimize longitudinal geographic miss which correlates to a 2.3x greater chance of needing to revascularize the target vessel in the first year post procedure. 11

In addition, because physician safety is a growing concern and studies have shown an increased presence of left-sided brain tumors due to occupational radiation exposure13 the ability of the CorPath System to reduce the level of occupational radiation will continue to be a key marketing message. The safety aspect of the device may be a key selling feature as more physicians become employed by healthcare groups which will need to address these concerns to avoid potential workers' compensation claims and reduce insurance costs.

The Hospital Administrator

In this era of economic pressure, purchasing decisions by hospitals must be carefully evaluated to ensure the decision is a cost benefit. In the case of our products, hospital administrators must be convinced of both the clinical benefit and the economic benefit of having procedures performed using the CorPath System.

Cath lab patient volume has decreased over the past several years as competition for patients has increased. Recent data on prostatectomy shows patient volume shifting to sites that adopt robotic-assisted surgical procedures.14 By using the CorPath System to promote technological leadership in the field of advanced robotics, hospitals can more easily attract and retain physicians while also increasing patient volume.

[12]	Maroney et al “Current Operator Volumes of Invasive Coronary Procedures of Medicare Patients: implications for Future Manpower needs in the Catheterization Laboratory” Catheter Cardiovasc Interv. 2013 Jan 1;81(1):34-9.
[13]	Roguin, A. et al Occupational Radiation Exposure Linked to Left-Sided Brain Tumors, Am J Cardiol. 2013 May 1;111(9):1368-7.
[14]	J. Neuner, et al. The Association of Robotic Surgical Technology and Hospital Prostatectomy Volumes, Cancer 2012;118:371-7

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Customers using our Comprehensive Continuity Support have access to a valuable CorPath Hospital Marketing program package. This broad based tool kit is designed to assist our customer hospitals in launching a CorPath Vascular Robotic Program using the development of a robotic-assisted angioplasty program as a tool to market the hospital’s quality and commitment to patient care and innovation. The kit contains both the programmatic and content elements designed to (i) plan, initiate, and execute public relations and outreach campaigns, (ii) influence and change referral patterns to improve market share in the hospital's catchment area, (iii) promote the benefits of our innovative robotic technology to hospital personnel and patients, and (iv) develop substantial awareness of the technology and the physicians employing it.

Product Acquisition Models

Our typical hospital customer purchases the CorPath System through the hospital's capital equipment process and subsequently purchases consumable, single-use cassettes on an as-needed basis. We have also recently introduced a program for our customers to finance their purchase and are able to seamlessly facilitate a lease or rental for our customers with a third-party financing company. We have also provided a limited number of strategic CorPath utilization agreements, which allow customers to use the CorPath System in exchange for paying a premium price for the consumables. The CorPath 200 System package as installed has a list price in the U.S. of approximately $500,000 depending on the specific customer configuration.

Competition

We currently do not face any direct competition for robotic-assisted PCI as the CorPath System is the only FDA-cleared device for this indication. We may have some indirect competition in regard to other interventional procedures, and if the indications for use of the CorPath System increase in the future, they may become a direct competitor. Our focus is on converting customers from the traditional manual procedure to the CorPath robotic-assisted procedure.

Seasonality

Our CorPath System sales and purchase order cycle may typically take from 6 to 15 months due to the capital budgeting cycle and approval process at each hospital. Because it is a capital item, such a purchase generally requires the approval of senior management of hospitals, and sometimes their parent organizations, purchasing groups, and/or government bodies, as applicable. In addition, hospitals may delay or accelerate purchases of the CorPath System in conjunction with timing of their capital budget timelines.  As a result, it is difficult for us to precisely predict the exact timing of capital sales for each purchase.  We believe that our sales may tend to be heaviest during the third month of each fiscal quarter, and lighter in the third and first fiscal quarters and heavier in the fourth fiscal quarter.

Timing of PCI procedures and changes in PCI procedure market could directly affect the timing of the purchase of our products by hospitals. It is likely that adoption of our product will be more challenging in the third quarter of each year when new Interventional Fellows join the staff at several of our hospital customer sites. As they are untrained with respect to cath lab skills and patients' cases, they may be devoted to their manual training techniques rather than use of the CorPath System. In the longer term, this risk should be mediated by the limited number of Fellows programs relative to hospitals performing PCI procedures.

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Additionally it should be noted that PCI procedure volume is generally slower during the summer months due to seasonality effect of temperature on coronary heart disease.5

Customer Service

Our goal is 100% customer satisfaction by consistently delivering superior customer experiences before, during, and after the sale. To achieve this goal, we maintain a headquarters-based customer support service team supplemented by our field-based CAMs. Our customer support service team primarily handles all order processing for consumables to ensure that new orders arrive before inventories are depleted. We are committed to providing prompt service for repairs to equipment in order to keep customer uptime at maximum levels. Our CAMs are field-based and are at customer sites on a regular basis to support their needs including on-going training in and outside of the lab. All of our customer service representatives receive regular training so that they can effectively and efficiently field questions from current and prospective customers.

Our Return Policy; Guarantee

Neither our equipment, once installed, nor our single-use cassettes are returnable or refundable. We stand behind the quality of our products. We value frequent communication with and feedback from our customers in order to continue to improve our offerings and services.

By minimizing stent utilization, the use of the CorPath System has the potential to bring significant clinical, safety and financial benefits to a hospital. To demonstrate our commitment to the benefits of our robotic CorPath System, we offer our hospitals a unique, stent utilization efficiency program called the CorPath One Stent Program. For each eligible CorPath System procedure in which a second unplanned stent is used, we currently provide a credit to the hospital of $1,000 to be used toward the purchase of additional cassettes.

Raw Materials for Our Products

We acquire all raw materials for our products from a group of third-party suppliers. These suppliers may be manufacturers of custom components or distributors of commodity, off-the-shelf, components. Whenever possible, secondary sources for the materials are identified and maintained on our Approved Supplier List. To be included on our Approved Supplier List, suppliers must pass the requirements of our documented Supplier Approval Process.

Availability of and Dependence upon Suppliers

We own all of the designs of all of the custom components used in our product. This allows us to source components which minimize risk of patent infringement or risk of sale to any other manufacturer. We are able to source components at any supplier that has the technical capability to manufacture them. Some of the items we use are off-the-shelf components which can be sourced on the open market and have very little risk in terms of supply and design change. We continually review our supply base for cost and delivery capacity and make adjustments as necessary. Currently, the cockpit for our CorPath Systems is manufactured by a single source; however, we believe that there are other companies who are able to manufacturer the cockpit to our specifications. We are not under an exclusive contract with this single source provider and anticipate that in the future our cockpits may be manufactured by another source entirely or by multiple sources as demands for our products increase.

[15]	"Scientific Studies of Seasonal Variation in Coronary Artery Disease" QJM 1999 92 (12): 689-696.

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Manufacturing of Our Products

The CorPath System and cassettes are manufactured in accordance with the FDA's current Good Manufacturing Practices ("cGMPs") for medical devices. Our product was approved by the FDA for commercial sale using the 510(k) process in 2012 and our facility at 309 Waverly Oaks Road, Waltham, Massachusetts 02452, is the registered place of manufacture.

With the exception of our cockpit, which is manufactured by an outside source, all of our manufacturing is categorized as light assembly and is performed by trained personnel in our facility. The single-use cassette is manufactured in an International Organization for Standardization ("ISO") Class 8 clean room. This room is monitored, controlled, and operated according to ISO Class 8 and associated FDA guidelines. Finished products are stored in our facility and shipped directly to the customer. No special environmental controls are required for the storage of our product.

Quality Control for Our Products

A quality assurance team establishes procedures for process control and tests products at various stages of the manufacturing process to ensure we meet product specifications and that our finished products are manufactured in compliance with FDA Quality System Regulations ("QSR"). We inspect incoming components and finished goods per established procedures. Prior to shipment of the product to customers, the quality assurance team reviews our manufacturing record, to ensure it meets established process control requirements and product specifications.

Our quality procedures are designed to meet or exceed current FDA regulations and International Standards (ISO 13485) for compliance with CE Mark requirements. Our production requirements are established to meet product specifications cleared by the FDA and ensure safety of the patients and performance expected by the end users. To ensure the highest quality, our quality system is routinely audited by an internal auditor team and annually assessed by BSI Group for Quality Management System (QMS) and CE certification. BSI Group is an independent Notified Body, which assesses the compliance of the Quality Management System to International Standard (ISO 13485) and CE Mark requirements and upon establishing compliance, provides CE certification.

Government Regulation

Medical Device Regulation

Our products and operations, currently limited to the U.S., are subject to extensive and rigorous regulation by the FDA. The FDA regulates the development, testing, manufacturing, labeling, storage, recordkeeping, promotion, marketing, distribution and service of medical devices in the U.S. to ensure that medical products distributed domestically are safe and effective for their intended uses. Under the Federal Food, Drug, and Cosmetic Act ("FFDCA"), medical devices are classified into one of three classes (Class I, Class II or Class III), depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Our current products are Class II medical devices.

Class II devices are those which are subject to general controls and most require premarket demonstration of adherence to certain performance standards or other special controls, as specified by the FDA, and clearance by the FDA. Premarket review and clearance by the FDA for these devices is accomplished through the 510(k) premarket notification process. The process required by the FDA before a Class II device may be marketed in the U.S. may involve the following:

•     Development of comprehensive product description and indications for use.

•     Completion of extensive preclinical tests and preclinical animal studies, all performed in accordance with the FDA’s Good Laboratory Practice ("GLP") regulations.

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•     Comprehensive review of predicate devices and development of substantial equivalence to the predicate devices.

•     If appropriate and required, get appropriate approvals for clinical trials (IDE submission and approval may be required for conducting a clinical trial in the US).

Clinical trials involve use of the medical device on human subjects under the supervision of qualified investigators in accordance with current Good Clinical Practices ("GCPs") which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. A protocol with predefined end points, an appropriate sample size and pre-determined patient inclusion and exclusion criteria, is required for a clinical trial. The protocol is reviewed and approved by the participating hospital's Institutional Review Board ("IRB") before the clinical trial can be initiated at the site. Additionally, the IRB must monitor the study until complete. Any subsequent protocol amendments must be submitted and approved by the IRB.

•     Assuming successful completion of all required testing, a detailed 510(k) application is submitted to the FDA requesting approval to market the product. The application includes all relevant data from pertinent preclinical and clinical trials, together with detailed information relating to the product’s manufacturing controls and proposed labeling, and other relevant documentation.

•     A clearance letter from the FDA authorizes commercial marketing of the device for specific indication for use.

•	After regulatory clearance, we are required to comply with a number of post-clearance requirements, including, but not limited to, Medical Device Reporting ("MDR") and complaint handling, trending and relevant corrective actions. Also, quality control and manufacturing procedures must continue to conform to QSR. The FDA periodically inspects manufacturing facilities to assess compliance with QSRs, which imposes extensive procedural, substantive, and record keeping requirements. In addition, changes to the manufacturing process are strictly regulated, and, depending on the change, validation activities may need to be performed. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with QSRs and other aspects of regulatory compliance.

While not anticipated, future FDA inspections and Notified Body audits may identify compliance issues at our facilities that may potentially disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a device or failure to comply with applicable requirements may result in restrictions on manufacturing and distribution of the device, including withdrawal/recall of the device from the market, or FDA-initiated or judicial action that could delay or prohibit further marketing. Newly identified safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and/or contraindications, and also may require the implementation of other risk management measures.

After a device receives FDA 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a PMA application approval. The FDA requires each manufacturer to make the determination of whether a modification requires a new 501(k) notification or PMA application in the first instance, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance or PMA approval for a particular change, the FDA may retroactively require the manufacturer to seek 510(k) clearance or PMA approval. The FDA can also require the manufacturer to cease U.S. marketing and/or recall the modified device until 510(k) clearance or PMA approval is obtained.

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The FDA and the Federal Trade Commission ("FTC") also regulate the advertising claims of our products to ensure that the claims we make are consistent with our regulatory clearances, that there is scientific data to substantiate the claims and that our advertising is neither false nor misleading. In general, we may not promote or advertise our products for uses not within the scope of our intended use statement in our clearances or make unsupported safety and effectiveness claims. Many regulatory jurisdictions outside of the U.S. have similar regulations to which we would be subject. Our manufacturing processes are required to comply with the FDA’s GMP requirements contained in its QSR and associated regulations and guidance. The QSR covers, among other things, the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging and shipping, installation and service of a company’s products. The QSR also requires maintenance of extensive records which demonstrate compliance with FDA regulation, the manufacturer’s own procedures, specifications and testing as well as distribution and post-market experience. Compliance with the QSR is necessary to receive FDA clearance or approval to market new products and is necessary for a manufacturer to be able to continue to market cleared or approved product offerings in the U.S. A company’s facilities, records, and manufacturing processes are subject to periodic scheduled or unscheduled inspections by the FDA, which may issue reports known as Forms FDA 483 or Notices of Inspectional Observations which list instances where the FDA inspector believes the manufacturer has failed to comply with applicable regulations and/or procedures. If the observations are sufficiently serious or the manufacturer fails to respond appropriately, the FDA may issue Warning Letters, or Untitled Letters, which are notices of intended enforcement actions against the manufacturer. These enforcement actions could include legal actions, including fines and total shutdown of production facilities, seizure of product, prohibition on export or import and criminal prosecution. Such actions may have further indirect consequences for the manufacturer outside of the U.S., and may adversely affect the reputation of the manufacturer and the product. In the U.S., routine FDA inspections usually occur every two years, and may occur more often for cause.

We intend to submit 510(k) applications for our next generation devices and for any new indications for use of our existing products. The applications may rely upon published literature and/or the findings of safety and effectiveness based on certain pre-clinical or clinical studies conducted for an approved product. The FDA may also require companies to perform additional studies or measurements to support the change from the approved product or for new claims for the cleared product.

Third Party Coverage and Reimbursement

The U.S. government and health insurance companies together are responsible for hospital and physician reimbursement for virtually all covered interventional procedures. Governments and insurance companies generally reimburse hospitals and physicians for procedures considered medically necessary. The Centers for Medicare & Medicaid Services ("CMS"), administers the Medicare and Medicaid programs (the latter, along with applicable State governments). Many other third-party payors model their reimbursement methodologies after the Medicare program. As the single largest payor, this program has a significant impact on other payors' payment systems.

Generally, reimbursement for professional services performed at a facility by physicians is reported under billing codes issued by the American Medical Association ("AMA"), known as Current Procedural Terminology ("CPT") codes. Physician reimbursement under Medicare generally is based on a fee schedule and determined by the relative values of the professional service rendered. In addition, CMS and the National Center for Health Statistics ("NCHS") are jointly responsible for overseeing changes and modifications to billing codes known as ICD-9-CM procedural codes used by hospitals to report inpatient procedures. For Medicare, CMS generally reimburses hospitals for services provided during an inpatient stay based on a prospective payment system that is determined by a classification system known as Medicare-Severity Diagnostic Related Groupings ("MS-DRGs"). MS-DRGs are assigned using a number of factors including the principal diagnosis, major procedures, discharged status, patient age and complicating secondary diagnoses among other things. Hospital outpatient services, reported by CPT codes, are assigned to clinically relevant Ambulatory Payment Classifications ("APCs") used to determine the payment amount for services provided.

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On October 1, 2008, CMS and NCHS issued a new family of ICD-9-CM procedure codes for "Robotically Assisted Procedures."  The purpose of the ICD-9-CM family of procedure codes is to gather data on robotic assisted surgical procedures. At this time, it does not appear that these codes will be available until after October 1, 2014, when the ICD-10 code sets are implemented. A surgical procedure, completed with or without robotic assistance, continues to be assigned to the clinically relevant MS-DRG.

Governments and insurance companies carefully review and increasingly challenge the prices charged for medical products and surgical services. Reimbursement rates from private companies vary depending on the procedure performed, the third-party payor, contract terms, and other factors. Because both hospitals and physicians may receive the same reimbursement for their respective services, with or without robotics, regardless of actual costs incurred by the hospital or physician in furnishing the care, including for the specific products used in that procedure, hospitals and physicians may decide not to use our products if reimbursement amounts are insufficient to cover any additional costs incurred when purchasing our products.

Domestic institutions typically bill for the primary surgical procedure that includes our products to various third-party payors, such as Medicare, Medicaid and other government programs and private insurance plans. Because our CorPath System has been cleared for commercial distribution in the U.S. by the FDA, coverage and reimbursement by payors are generally determined by the medical necessity of the primary surgical procedure. If hospitals do not obtain sufficient reimbursement from third-party payors for procedures performed using our products, or if governmental and private payors' policies do not cover surgical procedures performed using our products, we may not be able to generate the revenues necessary to support our business.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, "the PPACA"), was signed into law which makes changes that are expected to significantly impact healthcare providers, insurers, pharmaceutical and medical device manufacturers. One of the principal aims of the PPACA is to expand health insurance coverage to approximately 32 million Americans who are currently uninsured. The consequences of these significant coverage expansions on the sales of our products are currently unknown. The PPACA contains a number of provisions designed to generate the revenues necessary to fund this coverage expansion, including, but not limited to new fees or taxes on certain health-related industries, including medical device manufacturers. Beginning in 2013, medical device manufacturers are required to pay an excise tax (or sales tax) of 2.3% on certain U.S. medical device revenues. Under this provision, we have paid an excise tax of approximately $29,000 which is reflected in our operating expenses.

The PPACA also has provisions to study the comparative effectiveness of health care treatments and strategies. It remains unclear how this research will influence future Medicare coverage and reimbursement decisions, as well as influence other third-party payor coverage and reimbursement policies. As Congress and state governments determine how to implement the PPACA, the full impact of the PPACA on the medical device industry and the sale of our products are currently unknown. The PPACA, as well as other federal or state health care reform measures that may be adopted in the future, could have a material adverse effect on our business. The taxes imposed by PPACA and the expansion in the U.S. government's role in the healthcare industry may result in decreased profits, lower reimbursement from payors for procedures that use our products and/or reduced procedural volumes, all of which may adversely affect our business, financial condition and results of operations.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation's automatic reduction to several government programs. This included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers.

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Any regulatory or legislative developments in domestic markets that eliminate or reduce reimbursement rates for procedures performed using our products could harm our ability to sell our products or cause downward pressure on the prices of our products, either of which would affect our ability to generate the revenues necessary to support our business.

Environmental Laws

Our Company and our products are not affected by any federal, state, or local environmental laws; therefore, we have reserved no funds for compliance purposes. We do not directly handle, store or transport hazardous materials or waste products.

Employees

We currently employ 47 full-time employees. Additionally, from time to time, we hire temporary and/or contract employees. None of our employees are covered by a collective bargaining agreement and we are unaware of any union organizing efforts. We have never experienced a major work stoppage, strike or dispute. We consider our relationship with our employees to be good.

Properties

Our principal offices, and that of our subsidiaries, are located at 309 Waverly Oaks Road, Suite 105, Waltham, Massachusetts 02452. On October 24, 2012, Corindus entered into a lease with Beaver Group, LLC for a term of approximately five years for 26,402 square feet of office and manufacturing space (the "Lease"). Over the term of the Lease, we pay an average monthly cost of $51,200 which includes base rent, common area fees, taxes and insurance. Terms of the Lease provide for an option to extend the Lease for an additional five-year period. Our management believes that the leased premises are suitable and adequate to meet current needs. A copy of the Lease is filed as an exhibit to this Report and is incorporated herein by reference.

Corporate Information

Our corporate headquarters are located at 309 Waverly Oaks Road, Suite 105, Waltham, Massachusetts 02452. Our telephone number is 508-653-3335 and our fax number is 508-653-3355. We maintain a website at www.corindus.com.

Available Information

Reports we file pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), including annual, quarterly and current reports and other information with the Commission and our filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. The public may read and copy any materials filed by us with the Commission at the Public Reference Room at 100 F Street NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 800-732-0330. You may obtain further information about our Company at our website: www.corindus.com.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included IN or referred to in this Report, before purchasing shares of our Common Stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the price of our Common Stock could decline and investors in our Common Stock could lose all or part of their investment.

Risks Related to our Business and Industry

We have incurred significant operating losses since inception and anticipate that we will incur continued losses for the foreseeable future.

We have incurred recurring net losses, including net losses of approximately $3.8 million for the three months ended March 31, 2014 and approximately $14.7 million and $9.7 million for the years ended December 31, 2013 and 2012, respectively. As of March 31, 2014 and December 31, 2013, we had an accumulated deficit of approximately $64.3 million and $60.3 million, respectively. We have generated limited revenue and have funded our operations to date primarily from private sales of equity and debt securities. We expect to incur substantial additional losses over the next several years primarily related to our research and development activities. As a result, we may never achieve or maintain profitability unless we successfully commercialize our CorPath System. If we are unable to make required payments under any of our obligations for any reason, our creditors may take actions to collect their debts, including foreclosing on our intellectual property that collateralizes our obligations. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or curtail our business operations, sell assets at unfavorable prices, refinance existing debt obligations on terms unfavorable to us, or merge, consolidate, or combine with a company with greater financial resources in a transaction that might be unfavorable to us.

Our independent registered public accounting firm, in their audit reports related to our financial statements for the years ended December 31, 2013 and 2012, expressed substantial doubt about our ability to continue as a going concern.

As a result of our continued losses, our independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements for the years ended December 31, 2013 and 2012, expressing substantial doubt as to our ability to continue as a going concern. The inclusion of a going concern explanatory paragraph in the report of our independent registered public accounting firm may make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we might obtain.

We currently derive all of our revenue from sales of our CorPath 200 System and cassettes, and our failure to maintain or increase sales of these products would have a material adverse effect on our business, financial condition, results of operations, and growth prospects. In addition to other risks described herein, our ability to maintain or increase existing product sales is subject to a number of risks and uncertainties, including the following:

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•	the presence of new or existing competing products;
•	any supply or distribution problems arising with our manufacturing;
•	changed or increased regulatory restrictions or regulatory actions by the FDA;
•	changes in healthcare laws and policy, including changes in requirements for rebates, reimbursement, and coverage by federal healthcare programs;
•	the impact or efficacy of any price increases we may implement in the future; and
•	acceptance of our product as safe and effective by physicians.

If revenue from sales of our CorPath Systems do not continue or increase, we may be required to reduce our operating expenses or to seek to raise additional funds, which could have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

Customers may not accept the CorPath System which would result in reduced revenue and loss of market share.

The CorPath System is a new technology that competes with established treatment options for PCI procedures. These established treatment options include manual conventional PCI methods which are widely accepted in the medical community and have a long history of use. Studies can be published that show that our methods are more beneficial; however, we cannot be certain that physicians will use our products to replace or supplement established procedures or that our products will become accepted or competitive.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs, commercialization efforts and growth strategy.

We will need additional funding for establishing and expanding our sales and marketing infrastructure and for future product development and we may be unable to raise capital when needed or on attractive terms, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

As of June 30, 2014, we had approximately $7 million in cash. We believe that our existing cash, along with revenues from product sales, will not be sufficient to enable us to fund our operating expenses and capital expenditure requirements for the next 12 months. To the extent this capital is insufficient to meet our future capital requirements, we will need to finance our cash needs through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, We intend to seek equity financings, including a private investment in public equity ("PIPE"). To the extent we complete a PIPE transaction prior to December 31, 2014, which qualifies as a financing under our existing Loan and Security Agreement, we are eligible to borrow an additional $5 million under the Loan and Security Agreement. There is no assurance that we will be able to complete a PIPE transaction or other equity or debt financing on terms favorable to us, or at all.

We intend to raise additional funds by issuing equity securities and our stockholders will experience dilution. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

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The commercial success of our products will depend upon the degree of market acceptance by hospitals and physicians. Should we not achieve market acceptance, we will not be able to generate the revenue necessary to support our business.

The CorPath System represents a fundamentally new way of performing PCI procedures. Achieving physician, patient and third-party payor acceptance of the CorPath System as a preferred method of performing vascular procedures will be crucial to our success. If our products fail to achieve market acceptance, hospital customers will not purchase our products and we will not be able to generate the revenue necessary to support our business. We believe that acceptance by hospitals, physicians and third-party payors regarding the benefits of procedures performed using our products will be essential for acceptance of our products by patients. Physicians will not recommend the use of our products unless we can demonstrate that they produce results comparable or superior to existing PCI techniques. Even though we have proven the effectiveness of our products through clinical trials, physicians may elect not to use our products for any number of other reasons. For example, cardiologists may continue to recommend conventional PCI techniques simply because it is already widely accepted. In addition, physicians may be slow to adopt our products because of the perceived liability risks arising from the use of new products and the uncertainty of reimbursement from third-party payors, particularly in light of ongoing health care reform initiatives. We expect that there will be a learning process involved for physicians and their surgical teams to become proficient in the use of our products. Market acceptance could be delayed by the time required to complete this training. We may not be able to rapidly train physicians and their surgical teams in numbers sufficient to generate adequate demand for our products.

Development and awareness of our brand will depend largely upon our success in increasing our customer base. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to significantly increase our sales and marketing budgets, particularly for our field sales force. If we are unable to economically promote or maintain our brand, our business, results of operations and financial condition could be severely harmed.

We may experience long and variable capital sales cycles and/or seasonality in our business which may cause fluctuations in our financial results.

Our CorPath System may have a lengthy sales and purchase order cycle because it is a major capital item and such a purchase generally requires the approval of senior management of hospitals, their parent organizations, purchasing groups, and/or government bodies, as applicable. In addition, hospitals may delay or accelerate system purchases in conjunction with timing of their capital budget timelines.  As a result, it is difficult for us to predict the length of capital sales cycles and, therefore, the exact timing of capital sales.  We believe that our sales may tend to be heaviest during the third month of each fiscal quarter, and lighter in the third and first fiscal quarters and heavier in the fourth fiscal quarter. Timing of PCI procedures and changes in PCI procedure market could directly affect the timing of the purchase of our products by hospitals.

The above factors may contribute to fluctuations in our quarterly operating results and it is possible that in some future quarters our operating results will fall below the expectations of securities analysts or investors. If that happens, the market price of our stock would likely decrease. These fluctuations, among other factors, also mean that you will not be able to rely upon our operating results in any particular period as an indication of future performance. In addition, the introduction of new products could adversely impact our sales cycle, as customers take additional time to assess the benefits and costs of such products.

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If defects are discovered in our products, we may incur additional unforeseen costs, hospitals may not purchase our products and our reputation may suffer.

Our products incorporate mechanical parts, electrical components, optical components and computer software, any of which can contain errors or failures, especially when first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after commercial shipment. Because our products are designed to be used to perform complex medical procedures, we expect that our customers will have an increased sensitivity to such defects. We cannot assure that our products will not experience component aging, errors or performance problems in the future. If we experience flaws or performance problems, any of the following could occur:

•	delays in product shipments,
•	loss of revenue,
•	delay in market acceptance,
•	diversion of our resources,
•	damage to our reputation,
•	product recalls,
•	regulatory actions,
•	increased service or warranty costs, or
•	product liability claims.

In the future, we may be subject to product liability and negligence claims relating to the use of our products that could be expensive, divert management's attention and harm our business.

Our business exposes us to significant risks of product liability claims, which are inherent to the medical device industry. Product liability claims may be brought by individuals or by groups seeking to represent a class. We are not currently subject to any product liability claims; however, future product liability claims may result in negative publicity about us that could ultimately harm our reputation. Negative publicity, whether accurate or inaccurate, concerning us or our products, could reduce market acceptance of our products and could result in decreased product demand and a decline in revenues. Although we maintain product liability insurance, the coverage limits of these policies may not be adequate to cover any future claims.

We may be subject to product recalls that could negatively affect our business.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brand and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

Our business may be affected by unfavorable publicity or lack of consumer acceptance.

We are highly dependent upon consumer acceptance of the safety, efficacy and quality of our products. Consumer acceptance of a product can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or to any of our products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that may question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates use of our product with adverse effects, or that questions the benefits of our product or a similar product, or that claims that our products are ineffective, could have a material adverse effect on our business, reputation, financial condition or results of operations.

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If institutions or physicians are unable to obtain coverage and reimbursement from third-party payors for procedures using our products, or if reimbursement is insufficient to cover the costs of purchasing our products, we may be unable to generate sufficient sales to support our business.

In the U.S., hospitals generally bill for the services performed with our products to various third-party payors, such as Medicare, Medicaid and other government programs and private insurance plans. If hospitals do not obtain sufficient reimbursement from third-party payors for procedures performed with our products, or if government and private payors' policies do not cover interventional procedures performed using our products, we may not be able to generate the revenues necessary to support our business.

We could be subject to significant, uninsured liabilities.

For certain risks, we do not maintain insurance coverage because of cost and/or availability.  For example, we do not insure against potential losses resulting from indemnification of our directors and officers for third-party claims. In addition, in the future, we may not continue to maintain certain existing insurance coverage or adequate levels of coverage. Premiums for many types of insurance have increased significantly in recent years, and depending on market conditions and our circumstances, in the future, certain types of insurance such as directors' and officers' insurance or products liability insurance may not be available on acceptable terms or at all.

We may encounter manufacturing problems or delays that could result in lost revenue.

Manufacturing our products is a complex process. We may encounter difficulties in scaling up or maintaining production of our products, including:

•        problems involving production yields,

•        quality control and assurance,

•        component supply shortages,

•        import or export restrictions on components, materials or technology,

•        shortages of qualified personnel, and

•        compliance with state and federal regulations.

If demand for our products exceeds our manufacturing capacity, we could develop a substantial backlog of customer orders. If we are unable to maintain larger-scale manufacturing capabilities, our ability to generate revenues will be limited and our reputation in the marketplace could be damaged.

Changes to financial accounting standards may affect our reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing standards or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

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We use estimates, make judgments and apply certain methods in measuring the progress of our business in determining our financial results and in applying our accounting policies. As these estimates, judgments and methods change, our assessment of the progress of our business and our results of operations could vary.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time may lead us to change our methods, estimates and judgments. Changes in any of our assumptions may adversely affect our reported financial results.

In addition, we use methods for determining market sizes and procedures completed that involve estimates and judgments, which are, by their nature, subject to substantial risks, uncertainties, and assumptions.  Our estimates of market sizes or procedures performed do not have an impact on our results of operations but are used to estimate the progress of our business.  Estimates and judgments for determining market sizes and procedures may vary over time with changes in treatment modalities, hospital reporting behavior, increases in procedures and other factors.  In addition, from time to time, we may change the method for determining market sizes and procedures, causing variation in our reporting.

We currently owe $5 million under a loan agreement and we can give no assurance that we will be able to satisfy our obligations under the loan agreement.

On June 11, 2014, we entered into a Loan and Security Agreement pursuant to which the lender agreed to make an aggregate of $10 million available to us under two $5 million secured promissory notes. The initial note for $5 million was made on June 11, 2014 (the "Initial Promissory Note") and is repayable over a term of 27 months beginning on July 1, 2015, subsequent to a 12-month interest-only period beginning on July 1, 2014. The Initial Promissory Note bears interest at a rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Wall Street Journal Prime Rate, less 3.25%. There is no assurance that we will have the funds available to meet our principal and interest payment obligations under the Initial Promissory Note or that we will be able to satisfy covenants or other obligations under the Initial Promissory Note.

Changes in our effective tax rate may harm our results of operations.

A number of factors may harm our future effective tax rates including, but not limited to, the following:

•        the jurisdictions in which profits are determined to be earned and taxed,

•        the resolution of issues arising from tax audits with various taxing authorities,

•        change in valuation of our deferred tax assets and liabilities,

•        increases in expenses not deductible for tax purposes,

•        changes in available tax credits and deductions,

•        changes in share-based compensation, and

•        changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

Any significant increase in our future effective tax rates could harm net income for future periods.

At December 31, 2013, the Company had U.S. federal and state net operating loss carryforwards of approximately $31,346 and $31,084, respectively, that can be carried forward and offset against future taxable income. These net operating loss carryforwards will begin to expire in 2029. Utilization of net operating losses may be subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986, and similar state provisions. This limitation may result in the expiration of net operating losses before utilization. The Company has not yet determined whether any changes in ownership have triggered any such limitations. There can be no assurance that the Company will utilize the entire amount of its net operating loss carryforwards.

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Disruption of critical information systems or material breaches in the security of our systems could harm our business customer relations and financial condition.

Information technology helps us operate efficiently, interface with customers, maintain financial accuracy and efficiency and accurately produce our financial statements. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions or the loss of or damage to intellectual property through security breach. If our data management systems do not effectively collect, store, process and report relevant data for the operation of our business, whether due to equipment malfunction or constraints, software deficiencies or human error, our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

Our business requires us to use and store customer, employee and business partner personally identifiable information ("PII"). This may include names, addresses, phone numbers, email addresses, contact preferences, tax identification numbers and payment account information. We require user names and passwords in order to access our information technology systems. We also use encryption and authentication technologies to secure the transmission and storage of data. These security measures may be compromised as a result of third-party security breaches, employee error, malfeasance, faulty password management or other irregularity, and result in persons obtaining unauthorized access to our data or accounts. Third parties may attempt to fraudulently induce employees or customers into disclosing user names, passwords or other sensitive information, which may in turn be used to access our information technology systems.

We devote significant resources to network security, data encryption and other security measures to protect our systems and data, but these security measures cannot provide absolute security. We may experience a breach of our systems and may be unable to protect sensitive data. The costs to us to eliminate or alleviate network security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and our efforts to address these problems may not be successful and could result in unexpected interruptions, delays, cessation of service and may harm our business operations. Moreover, if a computer security breach affects our systems or results in the unauthorized release of PII, our reputation and brand could be materially damaged and use of our products and services could decrease.

The content of our website could expose us to significant liability.

Because we post product information and other content on our website, we face potential liability for, among other things, copyright infringement, patent infringement, trademark infringement, defamation, unauthorized practice of medicine, false or misleading advertising and other claims based on the nature and content of the materials we post. Although we maintain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of our insurance coverage, could materially adversely affect our business, financial condition or results of operations.

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Failure to manage growth effectively could prevent us from achieving our goals.

Our growth strategy may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth depends on our ability to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

Any failure to adequately expand a direct sales force will impede our growth.

We expect to be substantially dependent on a direct sales force to attract new business and to manage customer relationships. We plan to expand our direct sales force and believe that there is significant competition for qualified, productive direct sales personnel with advanced sales skills and technical knowledge. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. Recent hires and planned hires may not become as productive as expected and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel our business prospects could suffer.

If we are unable to attract, hire and retain qualified sales and management personnel, the commercial opportunity for our products may be diminished.

Currently, our sales force consists of 14 full-time sales representatives. We may not be able to attract, hire, train and retain qualified sales and sales management personnel. If we are not successful in our efforts to maintain and grow a qualified sales force, our ability to independently market and promote our products may be impaired. Even if we are able to effectively maintain a qualified sales force, our sales force may not be successful in commercializing our products.

If we fail to attract and retain key personnel, or to retain our executive management team, we may be unable to successfully develop or commercialize our products.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified managerial personnel. We are highly dependent upon our executive management team. The loss of the services of any one or more of the members of our executive management team could delay or prevent the successful completion of some of our development and commercialization objectives.

Recruiting and retaining qualified sales and marketing personnel is critical to our success. We may not be able to attract and retain these personnel on acceptable terms. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our development and commercialization strategy. Our consultants and advisors may also be employed by companies and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

If we are unable to obtain and maintain protection for intellectual property relating to our technology and products, the value of our technology and products will be adversely affected.

Our success will depend in part on our ability to obtain and maintain protection for the intellectual property covering or incorporated into our technology and products. The patent situation in the field of medical devices involves complex legal and scientific questions. We rely upon patents, trade secret laws and confidentiality agreements to protect our technology and products. We may not be able to obtain patent rights relating to our technology or products and pending patent applications to which we have rights may not issue as patents or if issued, may not issue in a form that will be advantageous to us. Even if issued, any patents issued to us may be challenged, narrowed, invalidated, held to be unenforceable or circumvented. Changes in either patent laws or in interpretations of patent laws in the United States may diminish the value of our intellectual property or narrow the scope of our patent protection.

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Trademark protection of our products may not provide us with a meaningful competitive advantage.

We use trademarks on our products and believe that having distinctive marks is an important factor in marketing them. Distinctive marks may also be important for any additional products that we successfully develop and commercially market. If we initiate legal proceedings to seek to protect our trademarks, the costs of these proceedings could be substantial and it is possible that our efforts could be unsuccessful.

Risks Related to Our Regulatory Environment

Recently enacted healthcare legislation reforming the U.S. healthcare system, as well as future reforms, may have a material adverse effect on our financial condition and results of operations.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, "the PPACA"), was signed into law which makes changes that are expected to significantly impact the pharmaceutical and medical device industries. One of the principal aims of the PPACA as currently enacted is to expand health insurance coverage to approximately 32 million Americans who are currently uninsured. The consequences of these significant coverage expansions on the sales of our products are unknown and speculative at this point.

The PPACA contains a number of provisions designed to generate the revenues necessary to fund the coverage expansions among other things. This includes new fees or taxes on certain health-related industries, including medical device manufacturers. Beginning in 2013, medical device manufacturers were required to pay an excise tax (or sales tax) of 2.3% of certain U.S. medical device revenues. Under this provision, we have paid an excise tax of approximately $29,000, which tax is reflected in our operating expenses. Though there are some exceptions to the excise tax, this excise tax applies to all or most of our products sold within the United States. The PPACA also establishes a new Patient-Centered Outcomes Research Institute to oversee and identify priorities in comparative clinical effectiveness research in an effort to coordinate and develop such research; implements payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians, and other providers to improve the coordination, quality, and efficiency of certain healthcare services through bundled payment models; and creates an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate.

The PPACA provisions on comparative clinical effectiveness research also extend the initiatives of the American Recovery and Reinvestment Act of 2009, known as the stimulus package, which included $1.1 billion in funding to study the comparative effectiveness of health care treatments and strategies. This stimulus funding was designated for, among other things, conducting, supporting or reviewing research that compares and evaluates the risks and benefits, clinical outcomes, effectiveness and appropriateness of products. The PPACA appropriates additional funding to comparative clinical effectiveness research. Although Congress has indicated that this funding is intended to improve the quality of health care, it remains unclear how the research will impact current Medicare coverage and reimbursement or how new information will influence other third-party payor policies. The taxes imposed by the PPACA and the expansion in the government's role in the U.S. healthcare industry may result in decreased profits to us, lower reimbursement by payors using our products, and/or reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation's automatic reduction to several government programs. This included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

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We expect that additional state and federal health care reform measures may be adopted in the future, any of which could have a material adverse effect on our industry generally and our ability to successfully commercialize our products or could limit or eliminate our spending on certain development projects.

The U. S. government has in the past considered, is currently considering and may in the future consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly affect both private and public reimbursement for healthcare services. State and local governments, as well as a number of foreign governments, are also considering or have adopted similar types of policies. Future significant changes in the healthcare systems in the United States or elsewhere, and current uncertainty about whether and how changes may be implemented, could have a negative impact on the demand for our products. We are unable to predict whether other healthcare policies, including policies stemming from legislation or regulations affecting our business may be proposed or enacted in the future; what effect such policies would have on our business; or the effect ongoing uncertainty about these matters will have on the purchasing decisions of our customers.

We are subject to federal and state laws governing our business practices which, if violated, could result in substantial penalties. Additionally, challenges to or investigations of our practices could cause adverse publicity and be costly to respond to and could otherwise harm our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to track and disclose the source of certain metals used in manufacturing which may stem from minerals (so called "conflict minerals") which originate in the Democratic Republic of the Congo or adjoining regions. These metals include tantalum, tin, gold and tungsten. In most cases no acceptable alternative material exists which has the necessary properties. It is not possible to determine the source of the metals by analysis but instead a good faith description of the source of the intermediate components and raw materials must be obtained. The components which incorporate those metals may originate from many sources and we may purchase fabricated products from manufacturers who may have a long and difficult-to-trace supply chain. As the spot price of these materials varies, producers of the metal intermediates can be expected to change the mix of sources used, and components and assemblies which we buy may have a mix of sources as their origin. These metals are central to the technology industry, although we do not believe they are present in the component parts that we use in our CorPath System.

The Medicare and Medicaid anti-kickback laws, and several similar state laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, prohibit payments or other remuneration that could be considered to induce hospitals, physicians or other potential purchasers of our products either to refer patients or to purchase, lease or order, or arrange for or recommend the purchase, lease or order of healthcare products or services for which payment may be made under federal and state healthcare programs, such as Medicare and Medicaid. Further, the recently enacted PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government or a whistleblower may assert that a claim (including items or services resulting from a violation of the federal anti-kickback statute) constitutes a false or fraudulent claim for purposes of the false claims statutes. These laws may affect our sales, marketing and other promotional activities by limiting the kinds of financial arrangements we may have with hospitals, physicians or other potential purchasers of our products. They particularly impact how we structure our sales offerings, including discount practices, customer support, education and training programs, physician consulting and other service arrangements. These laws are broadly written, and it is often difficult to determine precisely how these laws will be applied to specific circumstances. Violating anti-kickback laws can result in civil and criminal penalties, which can be substantial and include exclusion from government healthcare programs for noncompliance. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity, and be costly to defend, and thus could harm our business and results of operations.

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The PPACA also imposes new reporting and disclosure requirements on device manufacturers for any "transfer of value" made or distributed to prescribers and other healthcare providers. Such information must be made publicly available in a searchable format. In addition, device manufacturers will also be required to report and disclose any investment interests held by physicians and their immediate family members during the preceding calendar year. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (and up to an aggregate of $1 million per year for "knowing failures"), for all payments, transfers of value or ownership or investment interests not reported in an annual submission. Device manufacturers were required to begin collecting data on August 1, 2013 and were required to submit reports to CMS by March 31, 2014 and the 90th day of each subsequent calendar year. We submitted a report in a timely manner and believe that we are in compliance with this reporting requirement.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians, including the tracking and reporting of gifts, compensation and other remuneration to physicians. Certain states mandate implementation of commercial compliance programs to ensure compliance with these laws, impose restrictions on device manufacturer marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to physicians. The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may be found out of compliance of one or more of the requirements, subjecting us to significant civil monetary penalties.

Compliance with complex foreign and U.S. laws and regulations that apply to our potential international operations increases our cost of doing business in international jurisdictions and could expose us or our employees to fines and penalties in the U.S. and/or abroad. These numerous and sometimes conflicting laws and regulations include U.S. laws such as the Foreign Corrupt Practices Act, and similar laws in foreign countries, such as the U.K. Bribery Act of 2010, which became effective on July 1, 2011. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, prohibitions on the conduct of our business and damage to our reputation. Although we intend to implement policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, contractors or agents will not violate our policies.

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Our products are subject to a lengthy and uncertain domestic regulatory review process. If we do not obtain and maintain the necessary domestic regulatory authorizations, we will not be able to provide our products in the U.S.

Our products and operations are subject to extensive regulation in the U.S. by the FDA. The FDA regulates the development, bench and clinical testing, manufacturing, labeling, storage, record keeping, promotion, sales, distribution and post-market support and reporting of medical devices in the U.S. to ensure that medical products distributed domestically are safe and effective for their intended uses. In order for us to market certain products for use in the U.S., we generally must first obtain clearance from the FDA pursuant to Section 510(k) of the Federal Food Drug and Cosmetic Act ("FFDCA"). Clearance under Section 510(k) requires demonstration that a new device is substantially equivalent to another device with 510(k) clearance or grandfathered ("pre-amendment") status. If we significantly modify our products after they receive FDA clearance, or seek to market them for additional indications for use, the FDA may require us to submit a separate 510(k) or premarket approval application ("PMA") for the modified product before we are permitted to market the products in the U.S. In addition, if we develop products in the future that are not considered to be substantially equivalent to a device with 510(k) clearance or grandfathered status, we will be required to obtain FDA approval by submitting a PMA. The FDA may not act favorably or quickly in its review of our 510(k) or PMA submissions, or we may encounter significant difficulties and costs in our efforts to obtain FDA clearance or approval, all of which could delay or preclude sale of new products in the U.S. Furthermore, the FDA may request additional data or require us to conduct further testing, or compile more data, including clinical data and clinical studies, in support of a 510(k) submission. Regulatory policy affecting our products can change at any time. The changes and their impact on our business cannot be accurately predicted. For example, in 2011, the FDA announced a Plan of Action to modernize and improve the FDA's premarket review of medical devices, and has implemented, and continues to implement, reforms intended to streamline the premarket review process. In addition, as part of the Food and Drug Administration Safety and Innovation Act of 2012, Congress enacted several reforms entitled the Medical Device Regulatory Improvements and additional miscellaneous provisions which will further affect medical device regulation both pre- and post-approval. Changes in the FDA 510(k) process could make approval more difficult to obtain, increase delay, add uncertainty and have other significant adverse effects on our ability to obtain and maintain approval for our products. The FDA may also, instead of accepting a 510(k) submission, require us to submit a PMA, which is typically a much more complex, lengthy and burdensome application than a 510(k). To support a PMA, the FDA would likely require that we conduct one or more clinical studies to demonstrate that the device is safe and effective. In some cases such studies may be requested for a 510(k) as well. We may not be able to meet the requirements to obtain 510(k) clearance or PMA approval, in which case the FDA may not grant any necessary clearances or approvals. In addition, the FDA may place significant limitations upon the intended use of our products as a condition to a 510(k) clearance or PMA approval. Product applications can also be denied or withdrawn due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following clearance or approval. Any delays or failure to obtain FDA clearance or approvals of new products we develop, any limitations imposed by the FDA on new product use, or the costs of obtaining FDA clearance or approvals could have a material adverse effect on our business, financial condition and results of operations.

In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, a company must, among other things, apply for and obtain Institutional Review Board ("IRB") approval of the proposed investigation. In addition, if the clinical study involves a "significant risk" (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an Investigational Device Exemption ("IDE") application. Our products to date have been or would be considered significant risk devices requiring IDE approval prior to investigational use. We may not be able to obtain FDA and/or IRB approval to undertake clinical trials in the U.S. for any new devices we intend to market in the U.S. in the future. If we obtain such approvals, we may not be able to conduct studies which comply with the IDE and other regulations governing clinical investigations or the data from any such trials may not support clearance or approval of the investigational device. Failure to obtain such approvals or to comply with such regulations could have a material adverse effect on our business, financial condition and results of operations. Certainty that clinical trials will meet desired endpoints, produce meaningful or useful data and be free of unexpected adverse effects, or that the FDA will accept the validity of foreign clinical study data cannot be assured, and such uncertainty could preclude or delay market clearance or authorizations resulting in significant financial costs and reduced revenue.

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We may incur substantial product liability or indemnification claims relating to the clinical testing of our CorPath System.

We face an inherent risk of product liability exposure related to the testing of our CorPath System in human clinical trials, and claims could be brought against us if use or misuse of our CorPath System causes, or merely appears to have caused, personal injury or death. Because our CorPath System is designed to be used in complex surgical procedures, defects could result in a number of complications, including serious personal injury or death. While we have and intend to maintain product liability insurance relating to our clinical trials, our coverage may not be sufficient to cover claims that may be made against us and we may be unable to maintain such insurance. Additionally, we have entered into various agreements where we indemnify third parties for certain claims relating to our product candidates. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnification obligations. Any claims against us, regardless of their merit, could have a material adverse effect on our business, financial condition, results of operations and reputation.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal and state laws in the United States protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose of the use or disclosure. If we are found to be in violation of the privacy rules under HIPAA (or other applicable federal or state laws), we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Complying with FDA regulations is a complex process, and our failure to comply fully could subject us to significant enforcement actions.

Because our products are commercially distributed, numerous quality and post-market regulatory requirements apply, including the following:

•	continued compliance to the QSR, which requires manufacturers to follow elaborate design, testing, control, documentation and other quality assurance procedures during the development and manufacturing process,

•     labeling regulations,

•     the FDA's general prohibition against false or misleading statements in the labeling or promotion of products for unapproved uses,

•     stringent complaint reporting and Medical Device Reporting regulations, which requires that manufacturers keep detailed records of investigations or complaints against their devices and to report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur,

•     adequate use of the Corrective and Preventive Actions process to identify and correct or prevent significant systemic failures of products or processes or in trends which suggest same, and

•     the reporting of Corrections and Removals, which requires that manufacturers report to the FDA recalls and field corrective actions taken to reduce a risk to health or to remedy a violation of the FFDCA that may pose a risk to health.

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We are subject to inspection and marketing surveillance by the FDA to determine our compliance with regulatory requirements. If the FDA finds that we have failed to comply, it can institute a wide variety of regulatory or enforcement actions, ranging from inspectional observations (Form FDA 483) to a public Warning Letter to more severe civil and criminal sanctions including the seizure of our products and equipment or ban on the import or export of our products. Our failure to comply with applicable requirements could lead to an enforcement action that may have an adverse effect on our financial condition and results of operations.

Any modification or change of medical devices cleared for market requires the manufacturer to make a determination whether the change is significant enough to require new 510(k) clearance. We have created labeling, advertising and user training for our CorPath System to describe specific procedures that we believe are fully within the scope of our existing 510(k) indications for use stated in our 510(k) clearances. Although we have relied on expert in-house and external staff, consultants and advisors, we cannot assure that the FDA would agree that all such specific procedures are within the scope of the existing general clearance or that we have compiled adequate information to support the safety and efficacy of using the CorPath System for all such specific procedures.

If our manufacturing facilities do not continue to meet federal, state or other manufacturing standards, we may be required to temporarily cease all or part of our manufacturing operations, distribution of our products and/or recall our products which would result in significant product delivery delays and lost revenue.

Our manufacturing facilities are subject to periodic inspection by regulatory authorities and our operations will continue to be regulated and inspected by the FDA and other regulatory agencies for compliance with Good Manufacturing Practice requirements contained in the QSR and other regulatory requirements. For any CorPath Systems shipped internationally, we are also required to comply with International Organization for Standardization ("ISO") quality system standards as well as European Directives and norms in order to produce products for sale in the European Union. In addition, many countries such as Canada and Japan have very specific additional regulatory requirements for quality assurance and manufacturing. If we fail to continue to comply with Good Manufacturing Practice requirements, as well as ISO or other regulatory standards, we may be required to cease all or part of our operations until we comply with these regulations.

Risks Related to our Common Stock

There is not now, and there may never be, an active market for our Common Stock and we cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

There currently is no liquid market for our Common Stock. An investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock and trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for the Common Stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The Financial Industry Regulatory Authority ("FINRA") has adopted rules that relate to the application of the Commission's penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment.  Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock thereby reducing a shareholder's ability to resell shares of our Common Stock.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Any failure to develop or maintain effective internal control over financial reporting or difficulties encountered in implementing or improving our internal control over financial reporting could harm our operating results and prevent us from meeting our reporting obligations. Ineffective internal controls also could cause our stockholders and potential investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our Common Stock. In addition, investors relying upon this misinformation could make an uninformed investment decision, and we could be subject to sanctions or investigations by the Commission or other regulatory authorities or to stockholder class action securities litigation.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our Articles of Incorporation, as amended, authorize the issuance of a maximum of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Any additional financings effected by us may result in the issuance of additional securities without shareholder approval and the substantial dilution in the percentage of Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our current shareholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without shareholder approval. To the extent that additional shares of Common Stock or preferred stock are issued in connection with a financing, dilution to the interests of our shareholders will occur and the rights of the holder of Common Stock might be materially and adversely affected.

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Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation, once amended pursuant to the terms of the Acquisition Agreement, will authorize the issuance of up to 10,000,000 shares of preferred stock, $0.0001 par value per share (the "Preferred Stock"), with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.

Our shares are currently considered "penny stocks" which imposes additional sales practice requirements on broker/dealers; as such many broker/dealers may not want to make a market in our shares which could affect your ability to sell your shares in the future.

Our shares are considered "penny stocks" covered by section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder, which imposes additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares.  As such, your ability to dispose of your shares may be adversely affected.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 95,216,587 shares of Common Stock issued and outstanding after the Closing of the Acquisition, approximately 21,000,000 shares are freely tradable without restriction by stockholders who are not our affiliates. We issued an aggregate of 73,360,287 shares of Common Stock to the former Corindus Shareholders pursuant to an exemption from the registration requirements of the 1933 Act, and such shares are "restricted securities" as defined in Rule 144. In addition to being subject to restrictions on transfer imposed under federal securities laws, each holder of the newly issued shares entered into a lock-up agreement, which among other things, restricts the sale or transfer of these shares for specified periods. Our affiliates hold 74,594,961 shares, all of which shares may be resold in the public market only when released from the provisions of a lock-up agreement, when and if registered pursuant to an exemption from registration, or pursuant to the applicable requirements of Rule 144 of the Securities Act of 1933. Although we have no current plans to do so, we may waive the restrictions on transfer under these lock-up agreements in the future. When the shares covered under the lock-up agreements become available for resale, sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, could materially adversely affect the market price of our Common Stock.

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Insiders have substantial control over the outstanding shares of the Company's Common Stock and could delay or prevent a change in corporate control, including a transaction in which the combined Company’s stockholders could sell or exchange their shares for a premium.

Our directors and executive officers beneficially own an aggregate of approximately 57% of our outstanding shares of Common Stock. As a result, our directors and executive officers, if acting together, have the ability to affect the outcome of matters submitted to stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons acting together will have the ability to control our management and affairs. Accordingly, this concentration of ownership may harm the value of our Common Stock by:

•     delaying, deferring or preventing a change in control,

•     impeding a merger, consolidation, takeover or other business combination, or

•     discouraging a potential acquirer from making an acquisition proposal or otherwise attempting to obtain control.

We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Securities analysts may not cover our Common Stock and this may have a negative impact on our Common Stock’s market price.

The future trading market for our Common Stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. We may face additional risks since we became a public company through an acquisition which, for accounting purposes, was treated as a reverse merger. There is no guarantee that securities analysts will cover our Common Stock and there may be little incentive to brokerage firms to recommend the purchase of our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect our Common Stock’s market price, if any. If we are covered by securities analysts who downgrade our stock, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We are likely to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, make acquisitions and develop strategic relationships by issuing equity or convertible debt securities which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing Common Stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

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A significant business or product announcement by us or our competitors may cause fluctuations in our stock price.

The market price of our Common Stock may be subject to substantial volatility as a result of announcements by us or other companies in our industry. Announcements that may subject the price of our Common Stock to substantial volatility include announcements regarding:

•     our operating results, including the amount and timing of sales of our products,

•     the availability and timely delivery of our products,

•     the acquisition of technologies or products by us or our competitors,

•     the development of new technologies or products by us or our competitors,

•     regulatory actions with respect to our products or those of our competitors, and

•     significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

The lack of substantial public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team has limited experience in working with public companies which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy in which event you could lose your entire investment in our Company.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

•        period-to-period fluctuations in financial results,

•        issues in manufacturing products,

•        unanticipated potential product liability claims,

•        the introduction of technological innovations by competitors,

•        the entry into, or termination of, key agreements, including key strategic alliance agreements,

•        the initiation of litigation to enforce or defend any of our intellectual property rights,

•        the loss of key employees,

•        regulatory changes,

•        failure of our products to achieve commercial success,

•        general and industry-specific economic conditions that may affect research and development expenditures,

•        future sales of our Common Stock, and

•        changes in the structure of healthcare payment systems resulting from proposed healthcare legislation or otherwise.

45

Moreover, stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our Common Stock.

Our stock price may be subject to fluctuation which may cause an investment in our Common Stock to suffer a decline in value.

The market price of our Common Stock is currently undeveloped. Once a market is developed, our stock prices may fluctuate significantly in response to factors that are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations. The market prices of securities of medical device companies have been extremely volatile and have experienced fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of our Common Stock which could cause a decline in the value of our Common Stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our financial condition, results of operations and reputation.

Our management will be devoting substantial time to comply with public company regulations.

As a public company, we will be subject to certain rules and regulations. In particular, the Sarbanes-Oxley Act and rules subsequently implemented by the Commission impose various requirements on public companies with respect to corporate governance practices.   The Sarbanes-Oxley Act requires, among other things, that our management maintain adequate disclosure controls and procedures and internal control over financial reporting. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and, as applicable, our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with the foregoing will require us to expend significant management efforts.

We may incur significant costs to be a public company to ensure compliance with corporate governance and accounting requirements and insure our officers and directors and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance and accounting requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table presents selected historical consolidated financial data of our subsidiary, Corindus. The selected financial data of Corindus for the years ended December 31, 2012 and 2013, and as of December 31, 2012 and 2013, are derived from Corindus' audited financial statements and related notes contained in this Report, audited by Ernst & Young, LLP, independent registered public accountings firm. The selected financial data of Corindus for the three months ended March 31, 2013 and 2014, and as of March 31, 2014, are derived from Corindus' unaudited financial statements and related notes contained in this Report.

The following selected unaudited pro forma condensed combined financial data as of and for the year ended December 31, 2013, as well as three months ended March 31, 2014, gives effect to the proposed acquisition of Corindus by Your Internet Defender Inc. (the "Company") which will be accounted for as a "reverse merger" under the acquisition method of accounting for business combinations with Corindus treated as the accounting acquirer.

For financial reporting purposes, the Acquisition is being accounted for as a reverse-merger under the acquisition method of accounting for business combinations with Corindus as the acquirer and the Company (Your Internet Defender) as the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Acquisition will be those of Corindus and will be recorded at the historical cost basis of Corindus, and the consolidated financial statements after completion of the Acquisition will include the assets and liabilities of the Company and Corindus, and the historical operations of Corindus and operations of the combined company from the closing date of the Acquisition.

Corindus was determined to be the accounting acquirer based upon the terms of the Acquisition and other factors, such as relative voting rights and the composition of the combined company’s board and senior management. The selected unaudited pro forma condensed combined financial data presented below is based on, and should be read in conjunction with, the historical financial statements of the Company which can be found on its website, the unaudited pro forma condensed combined financial statements that appear elsewhere in this Report, including the footnotes thereto, and the historical financial statements of the Company, that appear elsewhere in this Report. See the sections entitled, "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements," for additional information.

The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the actual or future financial position or results of operations that would have been realized if the Acquisition had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized following the Acquisition.

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	Year Ended December 31,			Three Months Ended March 31,
	Historical Consolidated		Pro forma Consolidated	Historical Consolidated		Pro forma Consolidated
	2012	2013	2013	2013	2014	2014
Statement of Operations
Data (In thousands, except share and per share amounts)

Revenue	$202	$896	$896	$430	$730	$730
Gross loss	(631)	(1,534)	(1,534)	(655)	(653)	(653)
Operating loss	(9,305)	(14,548)	(14,898)	(3,023)	(5,602)	(5,702)
Net loss and comprehensive loss	(9,691)	(14,691)	(14,870)	(3,086)	(3,834)	(5,699)
Net loss attributable to common stockholders	$(10,232)	$(15,284)	$(14,870)	$(3,229)	$(3,990)	$(5,699)
Net loss per share attributable to common stockholders—basic and diluted	$(83.41)	$(124.60)	$(0.16)	$(26.32)	$(32.53)	$(0.06)

	As of December 31,		As of March 31,
	Historical Consolidated		Historical Consolidated	Pro forma Consolidated
	2012	2013	2014	2014
Balance Sheet Data (In thousands)

Cash and cash equivalents	$25,536	$9,845	$5,715	$7,712
Working capital	25,858	11,387	5,881	7,878
Total assets	28,705	14,768	10,591	12,588
Redeemable convertible preferred stock	69,799	70,382	70,538	—
Accumulated deficit	(45,645)	(60,343)	(64,249)	(64,249)
Corindus stockholders’ equity (deficit)	$(45,387)	$(60,342)	$(64,248)	$9,674

	Year Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014

Cash Flow Data (In thousands)
Net cash used in operating activities	$(9,767)	$(15,303)	$(2,480)	$(4,109)
Net cash used in investing activities	(613)	(378)	(256)	(21)
Net cash provided by (used in) financing activities	$33,415	$(10)	$(10)	$—

48

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with "Selected Consolidated Financial information" and the historical financial statements and related notes, all included elsewhere in this Report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. You should read "Risk factors" for a discussion of important factors that could cause or contribute to these differences. Historical financial information presented for the years ended December 31, 2012 and December 31, 2013, and the three months ended March 31, 2014, is that of Corindus.

Overview

On August 12, 2014, the Closing Date of the Acquisition Agreement, the Company acquired 100% of Corindus in exchange for the issuance of shares of the Company's Common Stock. Upon consummation of the Acquisition Agreement, Corindus and Corindus Security Corporation are wholly-owned subsidiaries of the Company. The sole business of the Company is the business of Corindus.

The separate financial statements of the Company and the Management’s Discussion and Analysis and Plan of Operation with respect to the Company financial statements are contained in the Quarterly Report on Form 10-Q filed with the Commission on July 18, 2014, which filing, financial statements and exhibits are incorporated herein by reference.

Our management's discussion and analysis below is based on the financial results of Corindus. The following discussion and analysis provides information which Corindus believes to be relevant to an assessment and understanding of its results of operations and financial condition.

Our Company's primary business is that of our subsidiary, Corindus. Corindus is a global technology leader in robotic-assisted vascular interventions. Its CorPath System brings the precision and accuracy of robotic technology to PCI procedures performed in an interventional cath lab and is the first robotic system that offers interventional cardiologists precise procedure and stent control during vascular interventions. The CorPath System is intended for use in the remote delivery and manipulation of coronary guidewires and rapid exchange balloon/stent catheters during PCI procedures.

In July 2012, Corindus received 510(k) clearance for the CorPath System and initiated a limited commercial launch in the United States. While Corindus is initially targeting PCI procedures, its open technology platform has the capability of being developed for addressing all segments of the vascular market, including peripheral, carotid, neuro and other more complex cardiac interventions such as structural heart. Corindus is committed to improving patient care by empowering interventionalists with precise, cost-effective, robotic-assisted control of vascular devices in a less hazardous work environment.

This section refers to Corindus. The following discussion and analysis provides information which Corindus believes to be relevant to an assessment and understanding of its results of operations and financial condition. This discussion should be read together with Corindus' financial statements and the notes to the financial statements for the years ended December 31, 2012 and 2013, and three months ended March 31, 2014 and 2013, which are included as exhibits hereto and are incorporated herein by reference. The reported results will not necessarily reflect future results of operations or financial condition.

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Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, income taxes, stock-based compensation, inventories and warrant revaluation. We base our estimates on historical experience, known trends and events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that several accounting policies are important to understanding our historical and future performance. We refer to these policies as "critical" because these specific areas generally require us to make judgments and estimates about matters that are uncertain at the time we make the estimate, and different estimates—which also would have been reasonable—could have been used, which would have resulted in different financial results. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements. It is important that the discussion of our operating results that follows be read in conjunction with the critical accounting policies discussed below.

Revenue Recognition

Revenue related to the sale of our products is recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured, and risk of loss transfers, usually when products are shipped and/or installed and accepted. Our products are sold to our customers with no rights of return.

Corindus sells its CorPath 200 System directly and through distributors and is responsible for installation and training. Corindus considers all the elements of the sale of the system, including installation and training, to be a single unit of accounting in accordance with ASC 605, Revenue Recognition. Revenue is recognized for the entire arrangement (system, installation and training) upon acceptance by the end-user customer. Advanced training modules may potentially be purchased by customers and revenue may be recognized separately from the CorPath System.

In certain instances, the Company may sell products together with service contracts. The Company recognizes revenue on such multiple-element arrangements in accordance with Accounting Standards Update (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements, based on the estimated selling price of each element. In accordance with ASU 2009-13, the Company uses vendor-specific objective evidence (VSOE), if available, to determine the selling price of each element. If VSOE is not available, the Company uses third-party evidence (TPE) to determine the selling price. If TPE is not available, the Company uses its best estimate to develop the estimated selling price

Corindus sells cassettes and accessories directly to end use customers. The revenue from the sale of these products is recorded when the items are shipped.

Income Taxes

Corindus accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Corindus has provided a valuation allowance to reduce deferred tax assets to amounts that are realizable based on its uncertainty of future taxable income.

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Corindus accounts for uncertain tax positions using a "more-likely-than-not" threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. Corindus has not had an uncertain tax position to date.

Stock-Based Compensation

Corindus recognizes compensation costs resulting from the issuance of stock-based awards to employees as an expense in the consolidated statement of operations over the requisite service period based on a measurement of fair value for each stock award. Compensation costs associated with stock-based awards to non-employees are measured at fair value on the date of grant and re-measured at the fair value on the date the awards vest and for those awards that have not vested at the end of each reporting period. Corindus uses the Black-Scholes-Merton Option Pricing Model ("Black-Scholes Model") to determine the fair value of the awards.

The fair value of the Common Stock has been determined by the Board of Directors after considering a broad range of factors, including the results obtained from an independent third-party valuation, the illiquid nature of an investment in Corindus' Common Stock, Corindus' historical financial performance and financial position, Corindus' future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock in private transactions negotiated at arm's length. Corindus uses the Black-Scholes Model to determine the fair value of the awards.

Inventories

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. Given the early stage of commercialization of Corindus' CorPath 200 System, Corindus routinely monitors the recoverability of its inventory and records lower of cost or market reserves, or reserves for excess and obsolete inventory, as required

Warrant Revaluation

Warrants to purchase shares of Corindus' redeemable convertible preferred stock meet the criteria for treatment as a liability and are required to be re-measured for their fair value at each reporting period. Corindus classifies warrants within stockholders' equity on the consolidated balance sheets if the warrants are considered to be indexed to Corindus' own stock, and otherwise would be recorded in stockholders' equity.

The following is a description of what comprises each of our significant statement of operations captions:

Revenues

We generate our revenues primarily from the sale of the CorPath 200 System, cassettes, accessories, and service contracts.

Cost of Revenue

Cost of revenue represents the cost of materials for the CorPath 200 System, cassettes and accessories, service labor and labor and overhead of production facilities.

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Research and Development

Research and development expenses consist primarily of salaries for our research and development employees, an allocation of certain operating costs related to research and development as well as third party contractor costs.

General and Administrative

Our general and administrative expenses consist primarily of salaries for our executives and our finance, legal, human resources and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Sales and Marketing

Our sales and marketing costs consist primarily of salaries of our marketing personnel, salaries and commissions of our internal sales force, expenses paid to sales and marketing contractors or marketing program costs.

Restructuring Charges

Restructuring charges consist of a reduction in general workforce as a result of a cost control initiative while we pursued new financing alternatives.

Other Income (Expense)

Other income (expense) primarily represents changes in the warrant revaluation driven by changes in fair value of the underlying redeemable convertible preferred stock into which the warrants are exercisable.

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Discussion of Three Months Ended March 31, 2013 compared to Three Months Ended March 31, 2014

	Three Months Ended March 31,
(In thousands)	2013	2014
	(unaudited)

Revenue	$430	$730
Cost of revenue	1,085	1,383
Gross loss	(655)	(653)

Operating expenses:
Research and development	773	2,046
General and administrative	582	870
Sales and marketing	1,013	1,940
Restructuring charges	—	93
Total operating expenses	2,368	4,949

Operating loss	(3,023)	(5,602)

Other income (expenses):
Warrant revaluation	(71)	1,765
Interest and other income	8	3
Total other expenses, net	(63)	1,768

Net loss and comprehensive loss	$(3,086)	$(3,834)
Net loss attributable to common stockholders	$(3,229)	$(3,990)

Revenue: Revenue increased from approximately $0.4 million for the three months ended March 31, 2013 to approximately $0.7 million for the three months ended March 31, 2014 due to an increase in average sales price and increased sales of cassettes and accessories to end users.

Cost of Revenue: Cost of revenue increased from approximately $1.1 million for the three months ended March 31, 2013 to approximately $1.4 million for the three months ended March 31, 2014. Cost of revenue represents the cost of materials for the CorPath 200 System, cassettes, and accessories as well as labor and overhead of its production facility.

Gross Loss: Gross loss remained relatively consistent at approximately $0.7 million for the three months ended March 31, 2013 and March 31, 2014. Corindus has not generated enough sales volume of the CorPath 200 System and related consumables to meet its costs of labor and overhead of its production facility and therefore has generated a gross loss on the sale of its products. We expect our gross loss to continue to fluctuate due to the timing and volume of product shipments and the related levels of utilized or underutilized production capacity.

Research and Development: Research and development expense increased from approximately $0.8 million for the three months ended March 31, 2013 to approximately $2.0 million for the three months ended March 31, 2014 as Corindus invested in the development for the next generation CorPath 200 Systems through a combination of hiring additional employees and outsourcing contractor services. Additionally, Corindus increased spending related to ongoing clinical trial activities.

General and Administrative: General and administrative expense increased from approximately $0.6 million for the three months ended March 31, 2013 to approximately $0.9 million for the three months ended March 31, 2014. The $0.3 million increase is due primarily to legal expense associated with a borrowing arrangement that was not completed. Corindus expects to incur incremental costs of approximately $1.0 million annually for the cost of operating as a public registrant.

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Sales and Marketing: Sales and marketing expense increased from approximately $1.0 million for the three months ended March 31, 2013 to approximately $1.9 million for the three months ended March 31, 2014 due to the expansion of its internal direct sales force by the addition of new sales and marketing personnel and increased marketing and advertising costs.

Restructuring Charge: Corindus recorded a restructuring charge for the three months ended March 31, 2014 of approximately $0.1 million due to a reduction in its general workforce as a result of a cost control initiative while we pursued new financing alternatives.

Other Income (Expense): Other income increased from a net expense of $0.1 million for the three months ended March 31, 2013 to approximately $1.8 million of other income due to a warrant revaluation of approximately $1.8 million which was driven by the decrease in fair value of the underlying redeemable convertible preferred stock into which the warrants are exercisable.

Income Taxes: Corindus has not recorded any benefit related to its operating losses due to uncertainty about its future taxable income.

Net Loss and Comprehensive Loss: The net loss and comprehensive loss of Corindus increased from approximately $3.1 million for the three months ended March 31, 2013 to approximately $3.8 million for the three months ended March 31, 2014 due to the factors noted above.

Net Loss Attributable to Common Stockholders: Net loss attributable to Common Stockholders increased from approximately $3.2 million for the three months ended March 31, 2013 to approximately $4.0 million for the three months ended March 31, 2014 due to the factors noted above. The difference between net loss and net loss attributable to Common Stockholders is the accretion of periodic amounts to preferred stock redemption value, which is not available to Common Stockholders. Corindus recorded this accretion as an increase of its net loss to arrive at net loss attributable to Common Stockholders.

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Discussion of Year Ended December 31, 2012 compared to Year Ended December 31, 2013

	Year Ended December 31,
(In thousands)	2012	2013

Revenue	$202	$896
Cost of revenue	833	2,430
Gross loss	(631)	(1,534)

Operating expenses:
Research and development	4,171	4,793
General and administrative	2,433	2,545
Sales and marketing	2,070	5,676
Restructuring charges	—	—
Total operating expenses	8,674	13,014

Operating loss	(9,305)	(14,548)

Other income (expenses):
Warrant revaluation	(392)	(171)
Interest and other income	6	28
Total other expenses, net	(386)	(143)

Net loss and comprehensive loss	$(9,691)	$(14,691)
Net loss attributable to common stockholders	$(10,232)	$(15,284)

Years ended December 31, 2012 and 2013

Revenue: Revenue increased from approximately $0.2 million in 2012 to approximately $0.9 million in 2013 due to an increase in the sale of CorPath 200 Systems as well as increased sales of cassettes and accessories to end users.

Cost of Revenue: Cost of revenue increased from approximately $0.8 million in 2012 to approximately $2.4 million in 2013. Cost of revenue represents the cost of materials for the CorPath 200 System and cassettes, as well as labor and overhead of our production facility. The increase in cost of revenues in 2013 is due primarily to increased sales as well as additional labor and overhead costs, including increased production space obtained in 2013 in anticipation of expected revenue growth.

Gross Loss: Gross loss increased from approximately $0.6 million in 2012 to approximately $1.5 million in 2013. Corindus has not generated enough sales volume of CorPath 200 Systems to meet the costs of our production facility and therefore, has generated a gross loss on the sale of its products.

Research and Development: Research and development expense increased from approximately $4.2 million in 2012 to approximately $4.8 million in 2013 due to investments in the development for the next generation CorPath 200 Systems through a combination of additional employees and outsourced contractor services.

General and Administrative: General and administrative expense increased from approximately $2.4 million in 2012 to approximately $2.6 million in 2013 due to the upgrade to a new ERP software platform. We expect to incur incremental costs of approximately $1.0 million annually for the cost of operating as a public registrant.

Sales and Marketing: Sales and marketing expense increased from approximately $2.1 million in 2012 to approximately $5.7 million in 2013 due to the expansion of our direct sales force as well as marketing investments.

Other Income (Expense): Other expense decreased from approximately $0.4 million in 2012 to approximately $0.1 million in 2013 due to a change in the fair value of the warrant which was driven by the decrease in fair value of the underlying redeemable convertible preferred stock into which the warrants are exercisable.

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Income Taxes: Corindus has not recorded any benefit related to its operating losses due to uncertainty about its future taxable income.

Net Loss and Comprehensive Loss: The net loss and comprehensive loss of Corindus increased from approximately $9.7 million in 2012 to approximately $14.7 million in 2013 due to the factors noted above.

Net Loss Attributable to Common Stockholders: Net loss attributable to Common Stockholders increased from approximately $10.2 million in 2012 to approximately $15.3 million in 2013 due to the factors noted above. The difference between net loss and net loss attributable to Common Stockholders is the accretion of periodic amounts to the preferred stock redemption value, which is not available to Common Stockholders. Corindus recorded this accretion as an increase of net loss to arrive at net loss attributable to Common Stockholders.

Liquidity and Capital Resources

Corindus began its medical device business in 2002 and began selling FDA-approved robotic medical devices in 2012. Corindus' management does not contemplate attaining profitable operations until 2017, nor is there any assurance that such an operating level can ever be achieved. Since inception, we have financed our operations primarily through private sales of preferred stock and borrowing arrangements totaling approximately $74.5 million as well as limited revenues from the sale of our products.

In June 2014, Corindus entered into a Loan and Security Agreement for a total commitment of $10 million, of which $5 million was received at its closing. The additional $5 million will be made available to Corindus only in the event it completes a financing, as defined under the terms of the Loan and Security Agreement, prior to December 31, 2014.

As of March 31, 2014 and December 31, 2013, Corindus had an accumulated deficit of approximately $64.2 million and approximately $60.3 million, respectively. As Corindus continues to incur losses, transition to profitability is dependent upon achieving a level of revenues adequate to support Corindus' cost structure. Corindus may never achieve profitability, and unless and until doing so, it will be necessary for Corindus to attempt to raise additional capital, which may not be available or available on terms acceptable to Corindus. These conditions raise substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that Corindus will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

At March 31, 2014, we had approximately $5.7 million of cash and cash equivalents, compared to approximately $9.8 million and approximately $25.5 million at December 31, 2013 and 2012, respectively. Cash equivalents are comprised of highly liquid money market accounts.

Corindus believes that its working capital of $5.9 million, including cash resources of $5.7 at March 31, 2014, along with the $5 million of borrowings received in June 2014 and the $2 million of proceeds received from a private investor in connection with the Acquisition will provide the Company liquidity to meet its operating needs for the remainder of 2014. In order to meet Corindus' liquidity needs over the next 12 months, Corindus intends to seek equity financings, including a private investment of public equity (PIPE). To the extent the Company completes a PIPE transaction prior to December 31, 2014, which qualifies as a financing under its Loan and Security Agreement, the Company is eligible to borrow an additional $5 million. There is no assurance that Corindus will obtain these financings either at all or on terms acceptable to Corindus.

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In summary, our cash flows were:

	Year Ended December 31,		Three Months Ended March 31,
(In thousands)	2012	2013	2013	2014

Net cash used in operating activities	$(9,767)	$(15,303)	$(2,480)	$(4,109)
Net cash used in investing activities	(613)	(378)	(256)	(21)
Net cash provided by (used in) financing activities	$33,415	$(10)	$(10)	$—

Operating Activities: Corindus' operating activities used cash of approximately $9.8 million in 2012 and approximately $15.3 million in 2013. The approximately $5.5 million increase in the use of cash was primarily due to the increased net loss of approximately $5 million from 2012 to 2013 due primarily to the investment of approximately $3.6 million in sales and marketing efforts as well as increased research and development costs. The net changes in working capital resulted in the additional use of cash in 2013 due primarily to increased levels of inventories in anticipation of expected demand offset by reductions in prepaid expenses, deposits, and an increase in accrued expenses,

Corindus' operating activities used cash of approximately $2.5 million for the three months ended March 31, 2013 and approximately $4.1 million for the three months ended March 31, 2014. The $1.6 million increase in the use of cash was due to the approximately $2.6 million increase in loss from operations offset partially by an increase in changes in working capital of approximately $1.0 million primarily resulting from an increase in accounts payable in the first quarter of 2014.

Investing Activities: Corindus' investing activities included the purchase of property and equipment in the aggregate amount of approximately $0.6 million in 2012 and approximately $0.4 million in 2013. The investments were primarily in software for ERP infrastructure and field and demonstration equipment.

Corindus' investing activities represented the purchase of property and equipment in the amount of approximately $0.3 million for the three months ended March 31, 2013 and approximately $21 thousand for the three months ended March 31, 2014. The decrease was due to fewer required capital investments during the first quarter of 2014. Corindus expects its capital expenditures for the remainder of 2014 to be approximately $0.2 million.

Financing Activities: Corindus' financing activities generated cash proceeds of approximately $33.4 million in 2012 compared to approximately $10 thousand of cash used in financing activities in 2013. During 2012, Corindus issued 160,778 shares of Series D-2 convertible redeemable preferred stock and 897,185 shares of Series E convertible redeemable preferred stock for $5.0 million and approximately $28.5 million of net proceeds, respectively. During 2013, Corindus incurred approximately $10 thousand of offering costs related to the issuance of the Series E convertible preferred stock issuance.

Corindus' financing activities used cash of approximately $10 thousand for the three months ended March 31, 2013 related to issuance costs of the Series E convertible redeemable preferred stock financing and had no cash provided for or used in financing activities for the three months ended March 31, 2014 as there were no financing transactions.

Outlook

Over the next 12 months, we intend to expand our sales force by hiring 15 additional team members including RSMs, CAMs and management. Our sales force currently focuses on hospitals which have cath labs to sell our robotic medical device. We believe that a combination of factors, including (i) our increasing the installed base of CorPath Systems, customer access and awareness across the U.S. market, (ii) the increasing clinical data being published and presented about the effectiveness of the CorPath System in clinical use, (iii) the increasing concerns and publications regarding occupational hazards of working in the cath lab and (iv) our larger sales force footprint to create a broader customer reach, smaller sales territories and a more efficient sales force, will enable Corindus to continue to drive substantial growth of both new CorPath System sales and CorPath cassette sales.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effects of Inflation

During the periods for which financial information is presented for Corindus, Corindus does not believe that its business and operations were materially affected by inflation.

Recently Issued Accounting Standards

Management does not believe that any recently issued accounting standards have a material effect on the accompanying consolidated financial statements.

Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with such new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Contractual Obligations and Commitments

The following table summarizes Corindus' contractual obligations at December 31, 2013 and the effects such obligations are expected to have on our liquidity and cash flows in future periods.

Contractual Obligations (In thousands)	Total	2014	2015 through 2016	2017 through 2018	2019 and After
Operating lease obligations	$2,315	$547	$1,133	$635	$—
Total contractual obligations	$2,315	$547	$1,133	$635	$—

Recent Events

Loan and Security Agreement and Warrant with Steward Capital Holdings

On June 11, 2014, the Company entered into a Loan and Security Agreement pursuant to which the lender agreed to make available to the Company $10 million in the aggregate under two $5 million secured promissory notes. The initial note was made on June 11, 2014 in an aggregate principal amount of $5 million (the "Initial Promissory Note") and is repayable over a term of 39 months beginning on July 1, 2015, including a twelve month interest-only period beginning on July 1, 2014. The Initial Promissory Note bears interest at a rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Wall Street Journal Prime Rate, less 3.25%. Pursuant to the Loan and Security Agreement, an additional $5 million is available until December 31, 2014, provided that (i) there is no event of default and (ii) the Company closes on a reverse merger or other private equity or convertible preferred subordinated debt financing that raises at least $10 million (the "New Financing"). An event of default under the Loan and Security Agreement includes, but is not limited to, breach of covenants, insolvency, and occurrence of any default under any agreement or obligation of the Company involving indebtedness in excess of $750,000. The Loan and Security Agreement contains certain financial covenants and restrictions that, among other things, restrict us from incurring additional indebtedness and from transferring, leasing or selling assets, incurring certain liens and making restricted payments, subject to certain exceptions. With the exception of the New Financing, the Company shall not merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization. Under the Loan and Security Agreement the Company has granted the lender first priority lien and security interest in all fixtures and personal property.

The Loan and Security Agreement also contains covenants which include certain restrictions with respect to subsequent indebtedness, liens, loans and investments, financial reporting obligations, asset sales, share repurchase and other restricted payments, subject to certain exceptions. Further, with the exception of the New Financing, the Company shall not merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization. Any failure to comply with the covenants of the Loan and Security Agreement would constitute a default, which would prevent the Company from being able to borrow additional funds and could result in, among other things, the amounts outstanding (including all accrued interest and unpaid fees) becoming immediately due and payable.

In conjunction with the Loan and Security Agreement, the Company issued to the lender a warrant to purchase 7,100 shares of the Company’s Series E Preferred Stock. The warrant is exercisable for a period ending upon the earlier to occur of (i) ten years from the issuance date or (ii) five years after an Initial Public Offering. Pursuant to the Exchange Ratio in the Acquisition Agreement, the warrant was replaced with a Company Warrant for the purchase of 177,514 shares of the Company's Common Stock at an exercise price of $1.4083 per share.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this filing, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, (ii) by each of our directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of our Common Stock and Company Options and Company Warrants that are currently exercisable into shares of our Common Stock within sixty (60) days of the date of this Report, are deemed to be outstanding and to be beneficially owned by the person holding the Company Options and Company Warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless specified otherwise, the address for each beneficial owner listed herein is 309 Waverly Oaks Road Suite 105, Waltham, Massachusetts 02452.

Name, Title and Address of Officers and Directors	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Ownership
David M. Handler(2) Chief Executive Officer, President, Director	Common Stock	2,746,976	2.80%
David W. Long(3) Chief Financial Officer, Sr. Vice President, Treasurer, Secretary	Common Stock	454,841	0.48%
Hillel Bacharach(4) Director	Common Stock	6,931,673	7.27%
Jeffrey Gold(5) Director	Common Stock	182,514	0.19%
Jeffrey Lightcap(6) Director	Common Stock	44,924,697	47.18%
David White(7) Director	Common Stock	259,801	0.27%
Gerard Winkels Director	Common Stock	-	0.00%
Michael Mashaal Director	Common Stock	-	0.00%
All directors and executive officers as a group (8 persons):(8)	Common Stock	55,500,502	56.10%

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Names and Addresses of Shareholders	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Owner-ship
Koninklijke Philips NV(9) Veenpluis 4-6 Building QY-2119D; 5684 PC Best The Netherlands	Common Stock	22,136,008	22.15%
HealthCor Hybrid Offshore, Ltd. (10) 152 West 57th Street, 43rd Floor New York, NY 10019	Common Stock	19,981,655	20.99%
HealthCor Partners Fund, LP(11) 152 West 57th Street, 43rd Floor New York, NY 10019	Common Stock	17,090,941	17.95%
HealthCor Partners Fund II, LP(12) 152 West 57th Street, 43rd Floor New York, NY 10019	Common Stock	7,852,101	8.25%
20/20 Capital III LLC(13) 2000 Commonwealth Ave. (#200) Auburndale, MA	Common Stock	6,856,667	7.19%
Energy Capital, LLC(14) 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912	Common Stock	5,065,000	5.32%

________________

(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Applicable percentage of ownership is based on 95,216,587 shares of Common Stock currently outstanding, as adjusted for each shareholder.

(2)	This amount includes 2,746,976 shares due to Mr. Handler upon exercise of vested options, including 56,848 that vest within 60 days of the filing of this Report. The percentage of ownership for Mr. Handler is based on 97,963,563 shares which would be outstanding if all of Mr. Handler's vested options were exercised.

(3)	This amount includes 454,841 shares due to Mr. Long upon exercise of vested options, including 24,586 that vest within 60 days of the filing of this Report. The percentage of ownership for Mr. Long is based on 95,671,428 shares which would be outstanding if all of Mr. Long's vested options were exercised.

(4)	This amount includes (i) 6,774,336 shares directly owned by 20/20 Capital III LLC ("20/20 Capital"), of which Mr. Bacharach is the controlling member, (ii) 82,331 shares due to 20/20 Capital upon exercise of vested options and (iii) 75,006 shares due to Mr. Bacharach upon exercise of vested options. The percentage of ownership for 20/20 Capital is based on 95,373,924 shares which would be outstanding if the 20/20 Capital’s options were exercised.

(5)	This amount includes 182,514 shares due to Mr. Gold upon exercise of vested options. The percentage of ownership for Mr. Gold is based on 95,399,101 shares which would be outstanding if all of Mr. Gold's vested options were exercised.

(6)	This amount includes (i) 19,981,655 shares directly owned by HealthCor Hybrid Offshore, Ltd., of which Mr. Lightcap is the controlling member, (ii) 17,090,941 shares directly owned by HealthCor Partners Fund, LP, of which Mr. Lightcap is the controlling member and (iii) 7,852,101 shares directly owned by HealthCor Partners Fund II, LP, of which Mr. Lightcap is the controlling member. The percentage of ownership for Mr. Lightcap is based on 95,216,587 shares.

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(7)	This amount includes (i) 80,407 shares directly owned by Mr. White and (ii) 179,394 shares due to Mr. White upon exercise of vested options, including 2,084 that vest within 60 days of the filing of this Report. The percentage of ownership for Mr. White is based on 95,395,981 shares which would be outstanding if all of Mr. White's vested options were exercised.

(8)	This amount includes all shares directly and indirectly owned by all our directors and executive officers and all shares to be issued directly and indirectly upon exercise of Company Options. The percentage of ownership for all our directors and executive officers is based on 98,937,649 shares that would be outstanding if all of our directors' and executive officers' Company Options were exercised.

(9)	This amount includes (i) 17,407,817 shares directly owned by Koninklijke Philips NV ("Philips") and (ii) 4,728,191 shares due to Philips upon exercise of vested warrant. The percentage of ownership for Philips is based on 99,944,778 shares which would be outstanding if the Philips' warrant was exercised.

(10)	This amount includes 19,981,655 shares directly owned by HealthCor Hybrid Offshore, Ltd. The percentage of ownership for Philips is based on 95,216,587 shares.

(11)	This amount includes 17,090,941 shares directly owned by HealthCor Partners Fund, LP. The percentage of ownership for Philips is based on 95,216,587 shares.

(12)	This amount includes 7,852,101 shares directly owned by HealthCor Partners Fund II, LP. The percentage of ownership for Philips is based on 95,216,587 shares.

(13)	This amount includes (i) 6,774,336 shares directly owned by 20/20 Capital and (ii) 82,331 shares due to 20/20 Capital upon exercise of vested options. The percentage of ownership for 20/20 Capital is based on 95,298,918 shares which would be outstanding if the 20/20 Capital’s options were exercised.

(14)	This amount includes 5,065,000 shares directly owned by Energy Capital, LLC ("Energy Capita"). The percentage of ownership for Energy Capital is based on 95,216,587 shares.

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DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our Company. Our directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Our executive officers are appointed by and serve at the pleasure of our Board of Directors. All directors and executive officers of our subsidiaries are appointed by our Board of Directors. All of our directors and officers were elected and appointed on August 12, 2014.

NAME	AGE	POSITION
David M. Handler	54	Chief Executive Officer, President, Director
David W. Long	44	Chief Financial Officer, Senior Vice President, Treasurer
Hillel Bachrach	68	Director
Jeffrey Gold	68	Director
Jeff Lightcap	55	Director
David White	65	Director
Gerard Winkels	57	Director
Michael Mashaal	41	Director

Pursuant to various funding agreements, (i) Mr. Lightcap and Mr. Mashaal serve as the director designees of HealthCor Partners Fund, LP, HealthCor Hybrid Offshore, Ltd. and HealthCor Partners Fund II, LP, (ii) Mr. Bachrach serves as the director designee of 20/20 Capital III, LLC and (iii) Mr. Winkels serves as the director designee of Philips. There are no other arrangements or understandings between any of our directors pursuant to which they were selected to serve.

Business Experience

The following is a brief account of the education and business experience during at least the past five years for each of our directors and executive officers, indicating the person's principal occupation during that period, and the name of the organization in which such occupation and employment were carried out.

David M. Handler

Chief Executive Officer, President and Director

David M. Handler was elected as a director and was appointed as our Chief Executive Officer and President on August 12, 2014. From October 2008 to August 12, 2014, Mr. Handler served as Chief Executive Officer, President and director of Corindus, Inc. Prior to joining Corindus, Mr. Handler served in General Manager positions at General Electric from October 1998 until September 2008. Mr. Handler has over 30 years of successful service in sales, marketing and leadership roles in the medical device, healthcare and plastics industries. Mr. Handler earned a B.A. in Economics from Union College in Schenectady, New York and completed an Executive Leadership and Management Program at the GE Management Development Institute, including his Six Sigma certification.

David W. Long

Chief Financial Officer, Senior Vice President and Treasurer

David W. Long was appointed as our Chief Financial Officer, Senior Vice President and Treasurer on August 12, 2014. From September 2011 to August 12, 2014, Mr. Long served as Chief Financial Officer and Vice President of Administration of Corindus, Inc. Prior to joining Corindus, Mr. Long served in positions as Vice President of Finance and Division Controller at Thermo Fisher Scientific Corporation from September 2004 to September 2011. Mr. Long brings 20 years of successful financial experience with private and public companies, including International Rectifier Corporation, Polaroid Corporation and PPG Industries. Mr. Long earned his B.S. in Business Administration from the University of Massachusetts Lowell and his Masters in Government Administration from the University of Pennsylvania.

Jeffrey C. Lightcap

Chairman

Jeffrey C. Lightcap was elected as a director and as Chairman on August 12, 2014. From March 2008 to August 12, 2014, Mr. Lightcap served as a director of Corindus, Inc. and he served as Chairman from April 12, 2012 to August 12, 2012.  Since October 2006, Mr. Lightcap has served as a Senior Managing Director at HealthCor Partners. From 1997 to mid-2006, Mr. Lightcap was a Senior Managing Director at JLL Partners, a leading middle-market private equity firm. Prior to JLL Partners, Mr. Lightcap was a Managing Director at Merrill Lynch & Co., Inc. in charge of leverage buyout coverage for Merrill Lynch's mergers and acquisitions group. Prior to joining Merrill Lynch, Mr. Lightcap was a Senior Vice President in the mergers and acquisitions group at Kidder, Peabody & Co. and briefly at Salomon Brothers. Mr. Lightcap currently serves as a director of the following companies: CareView Communications, Inc. (OTCQB: CRVW), a healthcare technology company; IASIS Healthcare Corporation, a privately-held company that owns and operates community-focused hospitals in high growth urban and suburban markets;  Practice Partners in HealthCare, a privately-held company specializing in management and operation of ambulatory surgical centers; Paradigm Spine, LLC, a leader in the field of non-fusion, spinal implant technology;  and Heartflow, a company focused on the non-invasive diagnosis of coronary artery disease. Mr. Lightcap received a B.E. in Mechanical Engineering from the State University of New York at Stony Brook in 1981 and in 1985 received an M.B.A. from the University of Chicago. Although Mr. Lightcap's election as a Corindus director was a stipulated requirement of HealthCor's equity participation, his experience with fundraising in the private equity market and his leadership skills exhibited throughout his career make him well-qualified to serve as one of the Company's directors.

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Hillel Bachrach

Director

Hillel Bachrach was elected as a director on August 12, 2014 and serves as the board designee of 20/20 Capital III, LLC.  From February 2008 to August 12, 2014, Mr. Bachrach served as a director of Corindus, Inc. Mr. Bachrach is an executive with 30 years of hands-on management and directorship experience with all aspects of successful commercial global introductions of new, innovative and revolutionary medical technologies. His work has led to significant sustained and profitable growth providing direct and positive impact on the valuation of the corresponding enterprises. Mr. Bachrach co-founded ESC Medical Systems (now Lumenis) in 1993, one of the first medical laser/flash lamp companies addressing cosmetic applications. From a total venture capital investment of $2 million, ESC went public on NASDAQ in January 1996, with a secondary offering in June 1996. Through multiple strategic acquisitions, ESC reached an approximate valuation of $1 billion in 1998. In 1999, Mr. Bachrach co-founded MSq, Ltd. (now Alma Laser), another innovator in the medical laser field. A portion of Alma Laser was sold in 2006 to TA Associates and the entire company was sold in 2013 to Fuson (a Chinese pharmaceutical company).  Mr. Bachrach served as the Chief Executive Officer of Orex Computerized Radiography, a manufacturer of Computerized Radiography systems and software. He led the sale of Orex to Eastman Kodak in 2005. Since 2006, Mr. Bachrach has served as the Active-Chairman of Viztek, a leading HCIT provider. Mr. Bachrach also served as the President of Odin Medical Technologies, Inc. (acquired by Medtronic). Mr. Bachrach is currently a director of UltraSPECT, Ltd., a provider of unique cardiac and general purposes reconstruction software solutions for nuclear medicine diagnostic imaging hardware. He received his MBA from the Kellogg Graduate School of Management in 1976 and a B.S. in Electrical Engineering from Technion Israeli Institute of Technology in 1971.

Jeffrey Gold

Director

Jeffrey Gold was elected as a director on August 12, 2014. From February 2011 to August 12, 2014, Mr. Gold served as a director of Corindus, Inc. Mr. Gold currently serves as President and Chief Operating Officer for Myoscience, Inc., an innovation-driven medical technology company based in Silicon Valley, California, dedicated to establishing their proprietary platform technology, Focused Cold Therapy,™as the preeminent treatment for conditions involving nerves. He previously served as President and Chief Executive Officer of Velomedix Inc., a venture-backed company that developed a unique technology for rapidly inducing therapeutic hypothermia in patients undergoing severe acute cardiovascular events, such as heart attack and cardiac arrest. Prior to Velomedix, Mr. Gold was a Venture Partner for Longitude Capital where he focused on investments in medical devices. From 2001 to 2005, he was the Chief Executive Officer of CryoVascular Systems, a medical device company developing treatments for peripheral vascular disease. CryoVascular was acquired by Boston Scientific Corporation in 2005. From 1997 to 2000, Mr. Gold was the Chief Operating Officer and Executive Vice President of CardioThoracic Systems (NASDAQ: CTSI), a medical device company focused on developing products to enable off-pump open-heart surgery. CTSI was acquired by Guidant Corporation. Prior to CTSI, Mr. Gold spent 18 years with Cordis Corporation, now the primary cardiovascular device subsidiary of Johnson & Johnson, in a series of roles of increasing responsibility and scope. He was co-founder and President of Cordis Endovascular Systems, the subsidiary company that initially focused on the interventional neuroradiology and peripheral markets. Mr. Gold holds an MBA from the University of Florida and a B.S. in Engineering from Northeastern University and is a graduate of GE's Manufacturing Management Program.

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David R. White

Director

David R. White was elected as a director on August 12, 2014. From June 9, 2010 to August 12, 2014, Mr. White served as a director of Corindus, Inc. From December 1, 2000 to November 1, 2010, Mr. White served as the Chief Executive Officer of IASIS Healthcare Corporation and he served as the Chief Executive Officer of IASIS Healthcare LLC from December 1, 2000 to October 2010. Mr. White served as the President of IASIS Healthcare Corporation from May 22, 2001 to May 2004 and also served as the President of IASIS Healthcare LLC from May 22, 2001 to May 2004. He served as the President and Chief Executive Officer of LifeTrust, from November 1998 to November 2000.From June 1994 to September 1998, Mr. White served as President of the Atlantic Group at Columbia/HCA, where he was responsible for 45 hospitals located in nine states. He has also served as Regional Vice President of Republic Health Corporation. Previously, Mr. White served as an Executive Vice President and Chief Operating Officer at Community Health Systems, Inc. He has been Executive Chairman of Anthelio Healthcare Solutions Inc. since June 2012 and has been its Independent Director since July 28, 2011. He has been Chairman of the Board at IASIS Healthcare Corporation since December 1, 2000 and served the same position from October 1999 to November 30, 2000. He has been Member of Strategic Advisory Board of Satori World Medical, Inc. since 2011. He has been a Director of REACH Health, Inc. since August 30, 2011. He also serves as a director to CareView Communications, Inc. (OTCQB: CRVW), a healthcare technology company. He served as Non-Executive Director at Parkway Holdings Limited from July 15, 2005 to March 8, 2007. Mr. White earned a B.S. in Business Administration from the University of Tennessee in Knoxville, TN in 1970, and an MS in Healthcare Administration from Trinity University in San Antonio, TX in 1973. Mr. White's lifetime career and knowledge in the healthcare industry field makes him well-qualified to serve as a director of the Company.

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Gerard Winkels

Director

Gerard Winkels was elected as a director on August 12, 2014 and serves as the board designee of Philips. From January 2011 to August 12, 2014, Mr. Winkels served as a director of Corindus, Inc. Mr. Winkels is currently the VP GM of Interventional Cardiology Solutions at Philips Healthcare and serves as Philips' board designee. Mr. Winkels has been with Philips Healthcare for over 30 years in various marketing, product management and leadership roles. Mr. Winkels has proven experience in both upstream (leading innovation, establishing vision, finalizing projects, building strategies) and downstream (communicating solutions, driving sales and building customer loyalty) operations, all of which makes him well-qualified to serve as a director of the Company. Mr. Winkels received his M.S. in Physics from the University of Utrecht in 1983.

Michael Mashaal, MD

Director

Dr. Mashaal  was elected as a director on August 12, 2014 and serves as a board designee of HealthCor. From October 2012 to August 12, 2014 and from March 2008 until February 2011, Dr. Mashaal served as a director of Corindus, Inc. Since September 2008, Dr. Mashaal has served as Managing Director of HealthCor Partners Management, L.P. Previously, from 2000 to 2008, Dr. Mashaal served as a Research Analyst focused on healthcare and biotechnology for several institutional investment firms. Dr. Mashaal graduated from Emory University in 1994 with a B.A. in Biology. After receiving an M.D. at State University of New York at Stony Brook School of Medicine in 1998, Dr. Mashaal trained in general surgery at the University Hospital at Stony Brook from 1998 to 1999. Dr. Mashaal's background in the healthcare and biotechnology industries makes him well-qualified to serve as a director of the Company.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Other Directorships

Other than as indicated within this section at Business Experience, none of our directors hold or have been nominated to hold a directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act (the "Act") or subject to the requirements of Section 15(d) of the Securities Act of 1933 or company registered as an investment company under the Investment Company Act of 1940.

Involvement in Certain Legal Proceedings

Currently, and for the past five years, none of our directors or executive officers have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Board Committees

We have not yet established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. Until such time as committee charters are approved and committee appointments are made, the entire Board of Directors performs all functions that would otherwise be performed by committees.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an "audit committee financial expert" within the meaning of Item 407(d)(5) for SEC regulation S-K.

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Executive Compensation

The following table sets forth information concerning the total compensation paid to executive officers of Corindus and to Corindus’ two highest paid employees earning in excess of $100,000 annually for each of the fiscal years ended December 31, 2013 and 2012.

The following chart includes the dollar value of base salaries, bonus awards, the number of Company Options granted and exchanged for Corindus Options, and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
David M. Handler(2) Chief Executive Officer and President
	2013	300,000	67,500	—	—	—	—	29,669	397,348
	2012	294,514	88,200	—	264,119	—	—	29,720	676,552
David W. Long(3) Chief Financial Officer and Sr. Vice President
	2013	219,418	64,000	—	—	—	—	28,466	311,884
	2012	209,100	41,513	—	134,048	—	—	24,935	409,626
Tal Wenderow(4) Vice President Product and Business Development
	2013	219,224	64,000	—	—	—	—	30,376	304,316
	2012	209,613	55,350	—	30,970	—	—	29,095	325,028
Matthew Chiminski(5) Vice President Sales and Service
	2013	225,000	73,521	—	170,366	84,769	—	29,990	583,645
	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

_____________

(1)	The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes-Merton option-pricing model. The Black-Scholes-Merton model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options.
(2)	For 2013: All Other Compensation includes $8,400 for 401k contribution and $21,269for health insurance premiums paid on Mr. Handler’s behalf. For 2012: All Other Compensation includes $10,000 for 401k contribution and $19,720 for health insurance premiums paid on Mr. Handler’s behalf.
(3)	For 2013: All Other Compensation includes $7,197 for 401k contribution and $21,269 for health insurance premiums paid on Mr. Long’s behalf. For 2012: All Other Compensation includes $6,943 for 401k contribution and $17,992 for health insurance premiums paid on Mr. Long’s behalf.
(4)	For 2013: All Other Compensation includes $8,327 for 401k contribution and $22,049 for health insurance premiums paid on Mr. Wenderow’s behalf. For 2012: All Other Compensation includes $8,715 for 401k contribution and $20,380 for health insurance premiums paid on Mr. Wenderow’s behalf.
(5)	For 2013: All Other Compensation includes $8,517 for 401k contribution and $21,473 for health insurance premiums paid on Mr. Chiminski’s behalf.

Employment Agreement with David Handler

Mr. Handler is our Chief Executive Officer and President. On September 3, 2008, Corindus and Mr. Handler entered into the Employment Agreement under which Mr. Handler began employment on October 1, 2008 on an at will basis until his employment is terminated pursuant to the terms thereof. Mr. Handler's employment is voluntary and he is free to terminate his employment at any time subject to the provisions provided therein. Corindus is free to terminate Mr. Handler's employment at any time, with or without cause and without further obligation or liability subject to the provisions provided therein. Mr. Handler agreed to devote his entire business time, attention and energies to the business and interest of Corindus during the term of his employment. Mr. Handler was eligible for and was paid a signing bonus of $50,000 payable prior to February 28, 2009.

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Terms provide for Mr. Handler to receive an annual base salary of $275,000 for the first one-year period commencing on October 1, 2008, which salary is subject to adjustment thereafter as determined by the Board. Beginning with the year ended December 31, 2009, Mr. Handler became eligible for a bonus payment of up to 30% of his annual salary for the year immediately preceding payment of such bonus based on achievement of performance objectives contained in an annual board-approved plan. Any bonus award is to be paid on or before March 15 of the fiscal year following the fiscal year in which the bonus was earned, with the first potential bonus to be paid on March 15, 2010, and conditioned upon Mr. Handler's employment at the end of the immediately preceding fiscal year.

Subject to the approval of the Board, on or about October 1, 2008, Mr. Handler was to be granted a Corindus Option to purchase an aggregate of 37,873 shares of Corindus Common Stock issued pursuant to the Corindus 2008 Stock Incentive Plan, which shares represented approximately 5% of the fully diluted shares as measured at that date, at an exercise price per share equal to $22.88. The shares underlying the Corindus Option vests as follows: 25% vested after one year of continuous service with the balance to vest in equal monthly installments over the next 36 months.

The Employment Agreement may be terminated at the election of either party with no less than a 30-day written notice of termination. Mr. Handler may be immediately terminated by Corindus for cause. Cause shall mean (a) a good faith finding by Corindus that (i) Mr. Hander failed to perform his assigned duties or (ii) he engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of Mr. Handler, or the entry of a pleading of guilty or nolo contendere by Mr. Handler to any crime involving moral turpitude or any felony. In the event that Mr. Handler's employment is involuntarily terminated by Corindus without cause, he will continue to receive his base salary and benefits for a period of six months conditioned on his execution of a standard form of release of Corindus and associated persons from any claims within 30 days from the date of the termination.

In addition to containing typical provisions for fringe benefits, the Employment Agreement contains non-competition and non-solicitation clauses.

Employment Arrangements with David Long

Mr. Long is our Chief Financial Officer, Senior Vice President and Treasurer. Effective September 5, 2011, the terms of his employment included an annual base salary of $205,000 and an incentive bonus of up to 30% of his base salary based on the performance of Corindus and his individual achievement. He was eligible to participate in employee benefit plans and received paid vacation. The Company pays 80% of his medical and dental insurance premiums. He also received stock options for the purchase of 23,600 shares of Corindus Common Stock with an exercise price of $13.75 per share.. (Pursuant to the Exchange Ratio in the Acquisition Agreement, the stock option was exchanged for a Company Option for the purchase of 590,048 shares of the Company's Common Stock at an exercise price of $0.55 per share. In June 2014, Mr. Long received the promotion to Senior Vice President with a base salary increase to $250,000 retroactive to January 1, 2014, an increase in his incentive bonus up to 40%, an increase in his level of participation in future stock option awards and the issuance of a stock option for the purchase of 11,430 shares of Corindus Common Stock with an exercise price of $18.77 per share. (Pursuant to the Exchange Ratio in the Acquisition Agreement, the stock option was exchanged for a Company Option for 275,773 shares of the Company's Common Stock at an exercise price of $0.75 per share.) In addition, he became eligible to receive severance benefits equal to his base salary and health benefits for a period of twelve months from the date of his termination, without cause, subject to his execution of a release and mitigation obligations.

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Non-Disclosure, Confidentiality, Assignment and Non-Competition Agreements

Every officer, director and employee of the Company is required to sign a Non-Disclosure, Confidentiality, Assignment and Non-Competition Agreement (the "Agreement") upon hiring. The Agreement contains standard clauses regarding the confidentiality and non-disclosure of Company information and requires the return of all confidential Company information upon termination. The employees also agree that any inventions are to be assigned to the Company as its sole property. For a period of twelve months after termination, employees commit (i) to not compete with the Company, (ii) to not convert or attempt to convert the Company's customers and prospective customers, (iii) to not directly or indirectly hire or recruit the Company's employees or consultants and (iv) to notify the Company of any change of address and subsequent employment.

Director Compensation

Except as mentioned in this section below, we do not pay cash fees to directors who attend regularly scheduled and special board meetings; however, we may reimburse out-of-state directors for costs associated with travel and lodging to attend such meetings. Our directors may have been granted Corindus Options for the purchase of Corindus Shares. If so, the Corindus Options were exchanged for Company Options.

We agreed to compensate Mr. Gold at the rate of $2,000 for his attendance at each quarterly board meeting. In addition, we granted and issued him a series of an options to purchase 7,300 shares of Corindus Common Stock at an exercise price of $13.75 with vesting over two years.  Pursuant to the Exchange Ratio in the Acquisition Agreement, these options were exchanged for a Company Option for the purchase of 182,514 shares of the Company's Common Stock at exercise prices of $0.55 per share.

The following table shows compensation paid to Corindus' directors for services rendered during the years ended December 31, 2013 and 2012. The valuation methodology used to determine the fair value of the Corindus Options issued during the year (which Corindus Options were subsequently exchanged for Company Options) was the Black-Scholes-Merton Option Pricing Model, an acceptable model in accordance with ASC 718.

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Name (a)	Year	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non- equity incentive plan com- pensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)
David M. Handler	2013	—	—	—	—	—	—	-
	2012	—	—	264,119	—	—	—	264,119
Hillel Bachrach	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—
Jeffrey Gold	2013	8,000	—	—	—	—	—	8,000
	2012	8,000	—	22,578	—	—	—	30,578
Jeffrey Lightcap	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—
David White	2013	—	—	—	—	—	—	—
	2012	—	—	26,582	—	—	—	26,582
Gerard Winkels	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—
Michael Mashaal	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—

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Outstanding Equity Awards at Fiscal Year End

The table below shows equity awards outstanding to our executive officers at Corindus' fiscal year ended December 31, 2013, which equity awards consists solely of Corindus Options previously issued under the Corindus 2006 or 2008 Stock Plans. The amounts presented as exercisable and unexercisable are as of on or about the date of the Acquisition Agreement.  The Corindus Options were exchanged for Company Options as of the Closing of the Acquisition pursuant to the Exchange Ratio and are reflected as such below.

	Option Awards					Stock Awards
Name and Office	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Handler, (CEO)	946,928(1)	—	—	$0.92	9/10/18	—	—	—	—
	947,328(2)	—	—	$0.34	3/24/20	—	—	—	—
	795,872(3)	568,490(3)	—	$0.75	4/11/22	—	—	—	—
David W. Long (CFO)	430,255(4)	159,793(4)	—	$0.55	9/4/21	—	—	—	—

___________________

(1)	All 946,928 underlying shares fully vested on September 11, 2012.
(2)	All 947,328 underlying shares fully vested on March 25, 2014.
(3)	An aggregate of 341,088 underlying shares vested on April 12, 2013 and an aggregate of 28,424 underlying shares vested monthly from May 12, 2013 through August 12, 2014. An aggregate of 28,424 underlying shares vest monthly from September 12, 2014 through March 12, 2016 and 28,434 underlying shares vest on April 12, 2016.
(4)	An aggregate of 147,516 underlying shares vested on September 5, 2012 and an aggregate of 12,293 underlying shares vested monthly from October 5, 2012 through August 5, 2014. An aggregate of 12,293 underlying shares vest monthly from September 5, 2014 through August 5, 2015 and 12,277 underlying shares vest on September 5, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Notes with Corindus Stockholders

On June 14, 2010, the Company entered into non-interest bearing notes receivable with certain stockholders of the Company for tax payments to be made to the Israel Tax Authority in connection with a tax ruling related to the Reorganization that took place in 2008. Total amount of notes receivable issued is $145 thousand. One of these stockholders is Tal Wenderow, the Company’s co-founder and Executive Vice President. As part of the Reorganization, the Company agreed to make any tax payments on behalf of the stockholders. The notes receivable are repayable upon the disposition of the Company’s Common Stock. Based on the tax ruling, the stockholders and the Company have entered into a trust agreement and the stockholders have transferred the shares to a trustee to serve as collateral on the notes. The portion of the note receivable attributable to Mr. Wenderow was in the principal amount of $8,691, which amount was repaid by Mr. Wenderow on August 5, 2014.

Agreement with Philips

On January 21, 2011, Corindus sold to Koninklijke Philips N.V. ("Philips") 378,224 shares of Series D Convertible Redeemable Preferred Stock for $21.15 per share. In October 2011, Corindus sold Philips 34,629 shares of Series D-1 Preferred Stock for $28.88 per share. In February 2012, Corindus sold Philips 32,156 shares of Series D-2 Preferred Stock for $31.10 per share. In October and December 2012, Corindus sold Philips 125,623 and 125,623 shares, respectively, of Series E Preferred Stock for $31.84 per share. Pursuant to the Exchange Ratio in the Acquisition Agreement, the aggregate of 698,255 shares of preferred stock were exchanged for 17,407,817 shares of the Company's Common Stock. In connection with the purchase of the Series D Preferred Stock, Corindus issued a Warrant to Philips to purchase 189,112 shares of Corindus Series D Preferred Stock at an exercise price of $26.50 per share with an expiration date of October 11 2017. The Warrant became exercisable upon the issuance of the Series E Preferred shares on October 12, 2012. Pursuant to the Exchange Ratio in the Acquisition Agreement, the Warrant was exchanged for a Company Warrant to purchase 4,728,191 shares of the Company's Common Stock at an exercise price of $1.06 per share. The expiration date and all other material terms of the Warrant remain unchanged in the Company Warrant. As a condition of the purchase of shares of Corindus Preferred Stock mentioned above, Gerard Winkels was appointed to our Board of Directors as a designee of Philips. Philips' beneficial ownership represents approximately 22% of the Company.

Demand Registration Rights Agreements

On August 12, 2014, the Company entered into a demand registration rights agreement with each of Koninklijke Philips N.V., HealthCor Partners Fund LP, HealthCor Hybrid Offshore Master Fund, L.P., HealthCor Partners Fund II, LP and 20/20 Capital III LLC, which together will own an aggregate of approximately 72.58% of the outstanding shares of the Company's Common Stock after the Closing, in order to grant such shareholders registration rights with respect to their ownership of Company Shares (the "Demand Registration Rights Agreement"). Under the Demand Registration Rights Agreement, the shareholders were granted demand, piggyback and Form S-3 registration rights pursuant to terms therein, exercisable following the required one-year anniversary of Closing and subject to the terms of the Lock-Up Agreements. Pursuant to the Demand Registration Rights Agreement, the Company is required to use its reasonable best efforts to register Company Shares that are subject to a demand notice within sixty days of such demand. The Registration Rights Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

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Indemnification Agreement with Gerard Winkels

On January 21, 2011, the Company entered into an Indemnification Agreement with Gerard Winkels, one of our directors who serves as the board designee of Philips. Due to the inability of the Company to secure directors' and officers' insurance coverage, the terms of the Indemnification Agreement provides supplemental indemnification by the Company of Mr. Winkels sufficiently to retain his services as a director.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our Board of Directors has determined that Jeff Gold and David White would qualify as "independent" as that term is defined by Nasdaq Listing Rule 5605(a)(2).

Legal Proceedings

From time to time, we may become involved in various lawsuits or legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

In June 2014, we were in negotiations with a potential lender regarding terms of a proposed loan and security agreement. Negotiations were not successful and no transaction was consummated. We are currently disputing a break-up fee related to the termination of negotiations for which Corindus could be liable in an amount up to $111,000.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is subject, nor are we aware of any such proceedings that are contemplated by any governmental authority or other party.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Market Information

Our Common Stock is currently listed on the OTCQB Market under the symbol "YIDI." To date, no viable trading market has been established.

Holders

As of the date of the Report, after giving effect to the Closing of the Acquisition and the issuance of shares required thereunder, there are approximately 92 holders of record of our Common Stock.

Dividends

We have never declared or paid any cash dividend. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board of Directors deems relevant.

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Securities Authorized for Issuance under Equity Compensation Plans

At the Closing of the Acquisition, our Board of Directors adopted the 2014 Stock Award Plan as a replacement for the 2006 Option Plan and 2008 Option Plan and under which the Company Options will be issued. The 2014 Stock Award Plan is limited to award issuances which in the aggregate equal 9,035,016 shares, all of which shares will be used for the issuance of the Company Options.

In conjunction with the Closing of the Acquisition, the Company issued Company Options for the purchase of an aggregate of 9,035,016 shares of the Company's Common Stock. The following table shows the number of securities to be issued upon exercise of outstanding Company Options.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans not approved by security holders	9,035,016	$0.63	0
Equity compensation plan approved by security holders	0	0	0
Total	9,035,016	0	0

Under Rule 144 promulgated under the Securities Act, our officers, directors, and beneficial stockholders may sell up to 1% of the total outstanding shares (or an amount of shares equal to the average weekly reported volume of trading during the four calendar weeks preceding the sale) every three months provided that (i) current public information is available about our Company, (ii) the shares have been fully paid for at least one year, (iii) the shares are sold in a broker’s transaction or through a market-maker, and (iv) the seller files a Form 144 with the SEC. None of our officers, directors or 10% stockholders are permitted to sell shares at this time as they are restricted by the terms of lock-up agreements.

As of the filing of this Report, we have the following equity securities issued and outstanding: (i) 95,216,587 shares of our Common Stock, (ii) options to purchase 9,035,016 shares of our Common Stock and (iii) warrants to purchase 5,029,865 shares of our Common Stock.

Common Stock Purchase Warrants

In conjunction with the Closing of the Acquisition, we exchanged Company Warrants for Corindus Warrants, and pursuant to the Exchange Ratio, issued Company Warrants for the purchase of an aggregate of 5,029,865 shares of the Company's Common Stock. The Company Warrants are filed hereto as exhibits and are incorporated herein by reference.

Demand Registration Rights Agreement

As mentioned hereinabove, the Company entered into a Demand Registration Rights Agreement with certain shareholders. For more information, see the disclosure at Certain Relationships and Related Transactions and Director Independence.

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Private Investor Registration Rights Agreement

As mentioned hereinabove, the Company entered into a Private Investor Registration Rights Agreement with the private investor in the Equity Funding. For more information, see the disclosure at Item 2.01 – Completion of Acquisition or Disposition of Assets, Equity Infusion of $2 Million.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized capital stock consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of undesignated, "blank check" Preferred Stock, $0.0001 par value per share.

Common Stock

As of the date of this Report, we had 95,216,587 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

As of the date of this Report, there were no shares of our Preferred Stock issued and outstanding.

Our authorized Preferred Stock is "blank check" preferred. Accordingly, subject to limitations prescribed by law, our Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares of Preferred Stock of any class or series, to fix the number of shares of any class or series of Preferred Stock and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our shareholders.

Options

In connection with the Acquisition, we exchanged Corindus Options for Company Options. The Corindus Options had been issued pursuant to either the Corindus, Inc. 2006 Umbrella Option Plan (the "2006 Option Plan") or the Corindus, Inc. 2008 Stock Incentive Plan (the "2008 Option Plan"). At Closing, the Company’s Board of Directors approved the 2014 Stock Award Plan (the "2014 Stock Plan") as a replacement for the 2006 Option Plan and 2008 Option Plan and under which the Company Options will be issued. The Company’s Board of Directors also approved the forms of replacement (i) Employee Stock Option for 2006 Option Holders, (ii) Director Stock Option for 2006 Option Holders, (iii) Employee Stock Option for 2008 Option Holders, (iv) Officer Stock Option for 2008 Option Holders and (v) Director Stock Option for 2008 Option Holders. The 2014 Stock Plan and the above-listed forms of replacement options were filed as exhibits to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and are incorporated herein by reference.

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The 2014 Stock Plan is an equity incentive plan pursuant to which the Company can grant options or other equity incentive awards to employees or other persons on terms and conditions determined by our Board of Directors or a compensation committee thereof. The options or other equity awards that may be granted under this plan may qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The 2014 Stock Plan is limited to award issuances which in the aggregate equal 9,035,016 shares, all of which shares will be used for the issuance of the Company Options. The Company Options continue to vest and become exercisable on the same time-vesting schedule as applied prior to Closing based on the Option Holder’s continued service to the Company.

We have outstanding Company Options issued under the 2014 Stock Plan to purchase an aggregate of 9,035,016 shares of our Common Stock at an approximate exercise price ranging between $0.22 to $0.92 per share that are either currently exercisable or are exercisable on various dates on or before June 2018.

Description of Investor Warrants

In connection with the Acquisition, we exchanged Corindus Warrants for Company Warrants to purchase an aggregate of 5,029,865 shares of Company Common Stock. The 124,160 Company Warrants issued to Narkis Gryp Ltd. entitles the holder to purchase one full share of Company Common Stock at a purchase price of $0.7648 per share, exercisable through May 31, 2017. The 4,728,191 Company Warrants issued to Koninklijke Philips NV entitles the holder to purchase one full share of Company Common Stock at a purchase price of $1.06 per share, exercisable through October 12, 2017. The 177,514 Company Warrants issued to Steward Capital Holdings entitles the holder to purchase one full share of Company Common Stock at a purchase price of $35.21 per share, exercisable through the earlier of June 11, 2024 and five years after an underwritten public offering by the Company. The Company Warrants are filed as exhibits to this Report and are incorporated herein by reference.

The Company Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The Company Warrants may be exercised on a cashless basis, which means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a "fair market value" equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of Company Common Stock issuable on exercise of the Company Warrants may be adjusted in certain circumstances, including stock splits, stock dividends or reclassifications or sale of all or substantially all assets of the Company or any merger or consolidation involving the Company and, in the case of the Company Warrant held by Narkis Gryp Ltd., upon distribution of a cash dividend.

No fractional shares will be issued upon exercise of the Company Warrants. If, upon exercise of the Company Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, make a cash payment therefor on the basis of the then fair market value.

Convertible Securities

As of the date hereof, other than the Company Options and the Company Warrants described above, the Company does not have any outstanding convertible securities.

Registration Rights Agreements

For a discussion of the terms of the Demand Registration Rights Agreement and the Private Investor Registration Rights Agreement see the disclosures set forth in this Report under the heading Securities Exchange and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc., Demand Registration Rights and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc.– Equity Infusion of $2 Million.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Articles of Incorporation and Bylaws, neither the holders of the Company’s Common Stock nor the holders of the Company’s Preferred Stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding Common Stock Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors. Additionally, we are authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series without stockholder approval, and each such series of Preferred Stock may have such preferences, rights and limitations as our Board of Directors may determine.

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Anti-takeover Effects of Nevada Law

Business Combinations

The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The "control share" provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

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Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Nevada Corporation Law.

Our Articles of Incorporation and Bylaws provide that we may indemnify to the full extent of its power to do so, all directors, officers, employees, and/or agents. Insofar as indemnification by our company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

On January 21, 2011, the Company entered into an Indemnification Agreement with Gerard Winkels, one of our directors who is the board designee for Philips. For further information, see Certain Relationships and Related Transactions and Director Independence hereinabove.

Financial Statements

See information contained in Item 9.01 below.

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Item 3.02 Unregistered Sales of Equity Securities.

Issuance and Exchange of Corindus Series D Convertible Redeemable Preferred Stock

On January 21, 2011, Corindus entered into a Series D Preferred Stock Purchase Agreement with Koninklijke Philips N.V. and sold 378,224 shares of Series D Convertible Redeemable Preferred Stock (the "Series D Stock") for $21.15 per share, or an aggregate of $8.0 million (or 9,456,382 post-exchange shares of the Company's Common Stock).

Issuance and Exchange of Corindus Series D-1 Convertible Redeemable Preferred Stock

On October 7, 2011, Corindus entered into a Series D-1 Preferred Stock Purchase Agreement and sold 173,146 shares of Series D-1 Convertible Redeemable Preferred Stock (the "Series D-1 Stock”) for $28.88 per share, or an aggregate of $5.0 million (or 4,329,008 post-exchange shares of the Company's Common Stock).

Issuance and Exchange of Corindus Series D-2 Convertible Redeemable Preferred Stock

On February 28, 2012, Corindus entered into a Series D-2 Preferred Stock Purchase Agreement and sold 160,778 shares of Series D-2 Convertible Redeemable Preferred Stock (the "Series D-2 Stock") for $31.10 per share, or an aggregate of $5.0 million (or 4,019,782 post-exchange shares of the Company's Common Stock.

Issuance and Exchange of Corindus Series E Convertible Preferred Stock

On October 12, 2012, Corindus entered into a Series E Preferred Stock Purchase Agreement and sold 897,185 shares of Series E Convertible Preferred Stock (the "Series E Stock") for $31.84 per share, or an aggregate of $28.6 million (or 22,431,482 post-exchange shares of the Company's Common Stock).

Issuance and Exchange of Common Stock Purchase Warrants ("Warrants")

Pursuant to a May 31, 2007 loan agreement, Corindus issued a ten-year Warrant to Narkis Gryp Ltd. to purchase 4,966 shares of Corindus Series A Preferred Stock with an exercise price of $19.12 per share. The shares under the Warrant are fully vested. Pursuant to the Exchange Ratio in the Acquisition Agreement, the Warrant was exchanged for a Company Warrant to purchase 124,160 shares of the Company's Common Stock at an exercise price of $0.7648 per share.

Pursuant to the January 21, 2011 Series D Agreement, Corindus issued a Warrant to Koninklijke Philips Electronics NV ("Philips") to purchase 189,112 shares of Corindus Series D Preferred Stock at an exercise price of $26.50 per share with an expiration date of October 11 2017, The Warrant became exercisable upon the issuance of the Series E Preferred shares on October 12, 2012. Pursuant to the Exchange Ratio in the Acquisition Agreement, the Warrant was exchanged for a Company Warrant to purchase 4,728,191 shares of the Company's Common Stock at an exercise price of $1.06 per share. A designee of Philips serves as a member of our Board of Directors.

Pursuant to a June 11, 2014 loan agreement, Corindus issued a ten-year Warrant to Steward Capital Holdings for the purchase of 7,100 shares of Corindus Series E Preferred Stock at an exercise price of $35.21 per share. Pursuant to the Exchange Ratio in the Acquisition Agreement, the Warrant was exchanged for a Company Warrant for the purchase of 177,514 shares of the Company's Common Stock at an exercise price of $1.4083 per share.

Securities Issued Pursuant to Acquisition

As previously mentioned herein, on August 12, 2014, pursuant to and in connection with the Closing of the Acquisition, we issued:

•	73,360,287 shares of our Common Stock to the former Corindus Shareholders;
•	Company Options for the purchase of an aggregate of 9,035,016 underlying shares of our Common Stock; and
•	Company Warrants for the purchase of an aggregate of 5,029,865 underlying shares of our Common Stock.

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The 73,360,287 shares issued to the former Corindus Shareholders were issued with a restrictive legend that the shares had not been registered under the Securities Act of 1933. For more information, see Item 2.01 – Completion of Acquisition or Disposition of Assets; Securities Exchange and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc.

Securities Issued Pursuant to Equity Infusion

On August 12, 2014, we sold one million shares of our Common Stock to a Private Investor pursuant to a Stock Purchase Agreement for $2.00 per share, or an aggregate of $2,000,000. We also granted the Private Investor registration rights on the shares.

Exemptions from Registration

In connection with above-mentioned sales of unregistered securities for cash purchased by individuals and entities, each investor represented that they were accredited investors (as defined by Rule 501 Regulation D under the Securities Act of 1933) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be either registered under the Securities Act or in reliance upon an available exemption from registration. No general solicitation was undertaken by the Company in connection with the offer or sale of these securities. All of the individuals and entities listed above that purchased the unregistered securities for cash were all known to the Company and its management through pre-existing business relationships, as long standing business associates and friends. All purchasers were provided access to all material information that they requested and all information necessary to verify such information, and were afforded access to management of the Company in connection with their purchases. All certificates or agreements representing such securities were issued with restrictive legends that prohibited further transfer of the securities or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. In connection with the above-mentioned issuances of unregistered securities for cash, the Company made such issuances in reliance upon Rule 506 of Regulation D under the Securities Act.

The issuance of the Company Common Stock, Company Options and Company Warrants in conjunction with the Acquisition was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.

None of the stock options or warrants, nor the underlying shares of Common Stock issuable upon exercise, have been registered under the Securities Act; and all documents have been issued with a restrictive legend prohibiting further transfer of the shares without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 4.01 Changes in ACCOUNTANTS.

The Company intends to change its independent accountants to the independent accounting firm used by Corindus and will disclose same under a separate Form 8-K to be filed.

Item 5.01 Changes in Control of Registrant.

The information regarding the Company's change of control in connection with the Acquisition set forth in Item 2.01, "Completion of Acquisition or Disposition of Assets -- Securities Exchange and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc." is incorporated herein by reference.

At Closing of the Acquisition, the Company issued 73,360,287 shares of its Common Stock to the former Corindus Shareholders in exchange for 100% of their ownership of Corindus. Prior to the subject Acquisition, the Corindus shareholders owned no shares of the Company.

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After giving effect to the issuance of the Company Shares and Equity Infusion Shares, and the cancellation of the Repurchase Shares, the number of shares of Company Common Stock issued and outstanding is 95,216,587, of which the Corindus shareholders own approximately 77%. After giving effect to the issuance of the Company Shares, Equity Infusion Shares and Reserved Shares, and the cancellation of the Repurchase Shares, the number of shares of Company Common Stock issued and outstanding will be 109,281,468 on a fully diluted basis (assuming exercise of all outstanding options and warrants), of which the Corindus shareholders own approximately 80%. Shareholders beneficially owning 100% of the shares of the Company's Common Stock immediately prior to the consummation of the Acquisition were diluted to an aggregate beneficial ownership of 21,856,300 shares or approximately 20% of the Company's issued and outstanding shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in the Directors Serving on our Board

After the Closing of the Acquisition, the Company accepted the resignation of Leah Hein, its former sole director, and the below-listed individuals were elected to serve on the Company’s Board of Directors. The resignation of the former sole director was not in connection with any known disagreement with us on any matter. The Company's new Board of Directors then elected Jeffrey Lightcap as its Chairman.

Jeffrey Lightcap, Chairman

David M. Handler

Hillel Bachrach

Jeffrey Gold

David White

Gerald Winkels

Michael Mashaal

Information on each of the new directors is set forth herein at Directors and Executive Officers.

Pursuant to various funding agreements, (i) Mr. Lightcap and Mr. Mashaal serve as the director designees of HealthCor Partners Fund, LP, HealthCor Hybrid Offshore, Ltd. and HealthCor Partners Fund II, LP, (ii) Mr. Bachrach serves as the director designee of 20/20 Capital III, LLC and (iii) Mr. Winkels serves as the director designee of Philips.

Change in Officers

After the Closing of the Acquisition, the former sole officer resigned and the following individuals were named as executive officers of the Company:

David M. Handler	Chief Executive Officer and President
David W. Long	Chief Financial Officer and Senior Vice President, Treasurer and Secretary

Officers serve at the pleasure of the Company's Board of Directors. Information on each of the new officers, and their applicable terms of employment, is set forth herein at Directors and Executive Officers.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the terms of the Acquisition Agreement, the Company intends to immediately file a Certificate to Accompany Restated Articles or Amended and Restated Articles (the "Certificate") with the Nevada Secretary of State to change the name of the Company to "Corindus Vascular Robotics, Inc." and to increase the Company's authorized shares to 260,000,000 shares (250,000,000 shares of Common Stock at $0.0001 par value per share, and 10,000,000 shares of Preferred Stock at $0.0001 par value per share). No other material amendments were made. The effective date will be the date that the Certificate is accepted and filed by the Nevada Secretary of State. The form of Certificate was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and is incorporated herein by reference.

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The Company intends to change its fiscal year of March 31 to conform to the December 31 fiscal year of Corindus.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

See Audited Financial Statements for Corindus, Inc. and Subsidiary for years ended December 31, 2013 and 2012 and Three Months Ended March 31, 2014, which are filed as Exhibit 99.1 to this Report and are incorporated herein by reference.

(b) Pro Forma Financial Information:

See Unaudited Pro Forma Condensed Combined Statement of Operations for Three Months Ended March 31, 2014 of Corindus, Inc. and Subsidiary, which are filed as Exhibit 99.2 to this Report and are incorporated herein by reference.

(c) Shell Company Transactions:

None.

(d) Exhibits:

Exh. No.	Date	Document
2.1	August 5, 2014	Securities Exchange and Acquisition Agreement between Your Internet Defender Inc., and Corindus, Inc.(3)
3.1	May 4, 2011	Articles of Incorporation(1)
3.2	June 3, 2011	Certificate of Correction to Articles of Incorporation(1)
3.3	August 12, 2011	Form of Certificate to Accompany Restated Articles or Amended and Restated Articles(3)
3.4	n/a	Bylaws(1)
10.01	September 3, 2008	Employment Agreement between Corindus, Inc. and David M. Handler*
10.02	January 21, 2011	Indemnification Agreement between Corindus and Gerard Winkels*
10.03	October 24, 2012	Lease Agreement*
10.04	June 11, 2014	Loan and Security Agreement with Steward Capital Holdings*
10.05	June 11, 2014	Warrant to Steward Capital Holdings*
10.06	June 11, 2014	Intellectual Property Loan Agreement with Steward Capital Holdings*
10.07	June 30, 2014	Resignation of Lisa Grossman(2)
10.08	June 30, 2014	Resignation of Gabriel Solomon(2)
10.09	June 30, 2014	Loan Agreement between the Company and Lisa Grossman(2)
10.10	June 30, 2014	Promissory Note for $248,831.59 issued to Lisa Grossman(2)
10.11	July 2, 2014	Debt Settlement Agreement between the Company and Yitz Grossman(2)
10.12	August 5, 2014	Form of Employee Stock Option for 2006 Option Holders(3)
10.13	August 5, 2014	Form of Director Stock Option for 2006 Option Holders(3)
10.14	August 5, 2014	Form of Employee Stock Option for 2008 Option Holders(3)
10.15	August 5, 2014	Form of Officer Stock Option for 2008 Option Holders(3)
10.16	August 5, 2014	Form of Director Stock Option for 2008 Option Holders(3)
10.17	August 5, 2014	Form of Lock-up Agreement(3)
10.18	August 5, 2014	Form of Stock Purchase Agreement for Equity Infusion(3)
10.19	August 5, 2014	Form of Private Investor Registration Rights Agreement for Equity Infusion(3)
10.20	August 5, 2014	Demand Registration Rights Agreement(3)
10.21	August 12, 2014	2014 Stock Award Plan(3)
10.22	August 12, 2014	Interest Transfer Agreement*
10.23	August 12, 2014	Replacement Warrant to Steward Capital Holdings*
10.24	August 12, 2014	Replacement Warrant to Narkis Gryp Ltd.*
10.25	August 12, 2014	Replacement Warrant to Koninklijke Philips Electronics, N.V.*
10.26	August 12, 2014	Spin-Out Agreement (with Lisa Grossman)*
10.27	August 12, 2014	Repurchase Agreement*
21.1		Subsidiaries of the Registrant
99.1	n/a	Audited Financial Statements for Corindus, Inc. and Subsidiary for years ended December 31, 2013 and 2012 and Three Months Ended March 31, 2014*
99.2	n/a	Unaudited Pro Forma Condensed Combined Statement of Operations Three Months Ended March 31, 2014 of Corindus, Inc. and Subsidiary*

______________

*	Filed herewith.
(1)	Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on August 31, 2011.
(2)	Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on July 7, 2014.
(3)	Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on August 6, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014	YOUR INTERNET DEFENDER INC.

	By:	/s/David M. Handler
David M. Handler, Chief Executive Officer

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